Exhibit 10.17

EXECUTED
ORIGINAL

OFFICE LEASE

443 SOUTH RAYMOND AVENUE

443 SOUTH RAYMOND OWNER, LLC,

a California limited liability company,

as Landlord,

and

THE CHILDREN’S PLACE SERVICES COMPANY, LLC,

a Delaware limited liability company,

as Tenant.

EXHIBITS

EXHIBITS

A	OUTLINE OF PREMISES
A-l	SITE PLAN
B	TENANT WORK LETTER
C	NOTICE OF LEASE TERM DATES
D	FORM OF TENANT’S ESTOPPEL CERTIFICATE
E	GUARANTY OF LEASE
F	NET EQUIVALENT LEASE RATE
G	FORM OF LETTER OF CREDIT

i

INDEX

Page(s)
Abatement Event	12
Additional Rent	7
Alterations	14
Applicable Laws	31
Bank Prime Loan	32
Base Rent	6
Brokers	36
Building	3
Building Structure	12
Building Systems	11
Buildings	3
Claims	16
Common Areas	3
Comparable Buildings	5
Comparable Transactions	4
Concessions	4
Control	23
Cosmetic Alterations	14
Cosmetic Alterations Notice	14
Direct Expenses	7
Eligibility Period	12
Emergency	13
Estimate	9
Estimate Statement	9
Estimated Direct Expenses	9
Excess	9
Expense Year	7
Fair Rental Value	4
Financial Requirement	18
Financial Statements	30
First Option Term	4
Force Majeure	35
Guarantor	37
Guaranty	37
Historical Authorities	15
Historical Designation	15
HVAC	11
Interest Notice	5
Interest Rate	32
JAMS	13
Landlord	1
Landlord Compliance Conditions	32
Landlord Objection Notice	13
Landlord Parties	16
L-C	28
L-C Amount	28
L-C Excess Amount	29
LC Expiration Date	28
LC Reduction Conditions	30
L-C Reduction Date	30
Lease	1
Lease Commencement Date	3
Lease Expiration Date	3
Lease Term	3
Lease Year	4
Lines	37
Mail	35
Minor Cosmetic Alterations	14
Notices	35

ii

Page(s)
Operating Expenses	7
Option Rent Notice	5
Option Term	4
Original Improvements	17
Original Tenant	4
Outside Agreement Date	5
Permitted Assignee	4
Premises	3
Proposition 13	7
Recapture Notice	22
Rent	7
Restaurant	10
Second Option Term	4
Second Option Term Rent	4
Secured Areas	33
Security Deposit Laws	30
Statement	9
Subject Space	21
Summary	1
Tax Expenses	7
Telecommunications Equipment	30
Tenant	1
Tenant Parties	16
Tenant Work Letter	3
Tenant’s Signage	31
Transfer	23
Transfer Notice	21
Transfer Premium	22
Transferee	21
Transfers	21

iii

443 SOUTH RAYMOND AVENUE

OFFICE LEASE

This Office Lease (the “Lease”), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the “Summary”), below, is made by and between 443 SOUTH RAYMOND OWNER, LLC, a California limited liability company (“Landlord”), and THE CHILDREN’S PLACE SERVICES COMPANY, LLC, a Delaware limited liability company (“Tenant”).

SUMMARY OF BASIC LEASE INFORMATION

	TERMS OF LEASE	DESCRIPTION

1.	Date:	January 21, 2005.

2.	Premises:

2.1 Premises:

72,000 rentable square feet of space located in the buildings known as “Building A”, “Building B”, and “Building C”, located at 443 South Raymond Avenue, Pasadena, California, as further set forth in Exhibit A to the Office Lease.

	2.2 Project:	The Premises are part of an office project known as 443 South Raymond Avenue, Pasadena, California, as further set forth in Section 1.1.2 of this Lease.

3.	Lease Term
(Article 2):

	3.1 Length of Term:	Thirteen (13) “Lease Years,” as that term is defined in Section 2.1 of this Lease.

3.2 Lease Commencement Date:

The earlier to occur of (i) the date that is one (1) month following the date upon which Tenant obtains a certificate of occupancy, temporary certificate of occupancy, or its legal equivalent, for the Premises, and (ii) September 1, 2005, subject to the terms of Section 5 of the Tenant Work Letter.

	3.3 Lease Expiration Date:	The last day of the 13th Lease Year.

	3.4 Option Terms:	One (1) two (2)-year option to renew and one (1) five (5)-year option to renew, as more particularly set forth in Section 2.2 of this Lease.

4.	Base Rent (Article 3):

Lease Year	Annual Base Rent	Monthly Installment of Base Rent	Monthly Rental Rate per Rentable Square Foot
1	$1,598,400.00	$133,200.00	$1.85
2	$1,624,320.00	$135,360.00	$1.88
3	$1,658,880.00	$138,240.00	$1.92
4	$1,684,800.00	$140,400.00	$1.95
5	$1,710,720.00	$142,560.00	$1.98
6	$1,745,280.00	$145,440.00	$2.02
7	$1,771,200.00	$147,600.00	$2.05
8	$1,805,760.00	$150,480.00	$2.09
9	$1,840,320.00	$153,360.00	$2.13
10	$1,866,240.00	$155,520.00	$2.16
11	$1,900,800.00	$158,400.00	$2.20
12	$1,935,360.00	$161,280.00	$2.24
13	$1,969,920.00	$164,160.00	$2.28

5.	Intentionally Omitted:

6.	Tenant’s Share (Article 4):	100%.

7.	Permitted Use (Article 5):

Provided any such use is legally permissible, Tenant shall use the Premises solely for business and professional office use for use twenty-four (24) hours a day, seven (7) days a week (subject to the terms of this Lease), and, subject to the terms of Section 5.3 of this Lease, operation of a restaurant, all to the extent the same comply with applicable laws and zoning and are consistent with the character of the Project as a first-class office building project.

8.	Letter of Credit:	See Article 21 of this Lease.

9.	Parking Rights:	See Article 28 of this Lease.

10.	Address of Tenant (Section 29.17):	915 Secaucus Road Secaucus, New Jersey 07094 Attention: VP/Real Estate

	and	915 Secaucus Road Secaucus, New Jersey 07094 Attention: Sr. VP/General Counsel

11.	Address of Landlord (Section 29.17):	See Section 29.18 of the Lease.

12.	Broker(s) (Section 29.23):	Colliers Seeley International, Inc. 444 South Flower Street Suite 2200 Los Angeles, California 90071

and

Marcus & Millichap 1055 West 7th Street Los Angeles, California 90017

13.	Tenant Improvement Allowance (Tenant Work Letter Section 2.1):	$5,000,000.00.

14.	Guarantors (Exhibit E):	The Children’s Place Retail Stores, Inc., a Delaware corporation.

ARTICLE 1

PREMISES, BUILDINGS, PROJECT, AND COMMON AREAS

1.1                 Premises, Buildings, Project and Common Areas.

1.1.1    The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.1 of the Summary (the “Premises”). The outline of the Premises is set forth in Exhibit A attached hereto and the Premises is deemed to have the number of rentable square feet as set forth in Section 2.2 of the Summary (which shall not be subject to re-measurement or modification). The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions (the “TCCs”) herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such TCCs by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises in the “Buildings,” as that term is defined in Section 1.1.2, below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the “Common Areas,” as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the “Project,” as that term is defined in Section 1.1.2, below. Except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit B (the “Tenant Work Letter”), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises, the Buildings or the Project. Tenant also acknowledges that, except as set forth in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Buildings or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business, except as specifically set forth in this Lease and the Tenant Work Letter. The taking of possession of the Project, or any portion thereof, by Tenant shall conclusively establish that the Premises, the Buildings and the Project were at such time in good and sanitary order, condition and repair; provided, however, that the foregoing shall not alter or limit Landlord’s obligation pursuant to the terms of Article 7 of this Lease. Subject to “Applicable Laws,” as that term is defined in Article 24, below, Tenant shall have access to the Premises, Buildings and Project, twenty-four hours a day, seven days a week.

1.1.2    The Project. The Premises are a part of the office project known as “443 South Raymond, Pasadena, California.” The term “Project,” as used in this Lease, shall mean (i) Building A, Building B, Building C (each, a “Building”, and collectively, the “Buildings”) and the Common Areas, (ii) the parking structure servicing the Buildings, and (iii) the land (which is improved with landscaping and other improvements) upon which the Buildings and the Common Areas (including the parking structure) are located. A site plan of the Project (including Building A, Building B and Building C) is set forth on Exhibit A-l, attached hereto.

1.1.3    Common Areas. Tenant shall have the right to use, subject to Landlord’s reasonable, nondiscriminatory rules and regulations, the common area portions of the Project as designated by Landlord from time to time (the “Common Areas”).

ARTICLE 2

LEASE TERM; OPTION TERMS

2.1       In General. The TCCs and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the “Lease Term”) shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the “Lease Commencement Date”), and shall terminate on the date set forth in Section 3.3 of the Summary (the “Lease Expiration Date”) unless this Lease is sooner terminated as hereinafter provided. Tenant shall have the right to occupy the Premises prior to the Lease Commencement Date, provided that (A) Tenant shall give Landlord at least ten (10) days’ prior notice of any such occupancy of the Premises, (B) a temporary certificate of occupancy, certificate of occupancy, or its legal equivalent, shall have been issued by the appropriate governmental authorities for the Premises, and (C) all of the terms and conditions of the Lease shall apply, other than Tenant’s obligation to pay “Base Rent,” as that term is defined in Article 3 below, and “Tenant’s Share” of the “Direct Expenses,” as those terms are defined in Article 4, below, as though the Lease

Commencement Date had occurred (although the Lease Commencement Date shall not actually occur until the occurrence of the same pursuant to the terms of the second sentence of this Article 2) upon such occupancy of the Premises by Tenant. “Lease Year”, as used in this Lease, shall mean each consecutive twelve (12) month period following the Lease Commencement Date; provided, however, that the first Lease Year shall commence on the Lease Commencement Date and end on the last day of the twelfth month thereafter and the second and each succeeding Lease Year shall commence on the first day of the next calendar month; and further provided that the last Lease Year shall end on the Lease Expiration Date. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within twenty (20) days of receipt thereof.

2.2                 Option Terms.

2.2.1    Option Right. Landlord hereby grants the Tenant named in this Lease (the “Original Tenant”) and any assignee permitted or approved pursuant to the terms of Article 14 of this Lease (including an assignee under Section 14.8 of this Lease) (a “Permitted Assignee”), one two (2) year option to extend the Lease Term (the “First Option Term”) and, provided Tenant has exercised its right to extend the Lease Term to include the First Option Term in accordance with the terms hereof, one five (5) year option to extend the Lease Term following the expiration of the First Option Term (the “Second Option Term”) (each, an “Option Term”), which options shall be exercisable only by written notice delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such notice, Tenant is not in default under this Lease beyond any applicable notice and cure period. Upon the proper exercise of each such option to extend, and provided that, at Landlord’s option, as of the end of the then Lease Term, Tenant is not in default under this Lease beyond any applicable notice and cure period, the Lease Term, as it applies to the Premises, shall be extended for a period of period of the subject Option Term. The rights contained in this Section 2.2 shall be personal to the Original Tenant or a Permitted Assignee, as the case may be, and may only be exercised by the Original Tenant or a Permitted Assignee, as the case may be (and not any other assignee or any sublessee or other transferee of Tenant’s interest in this Lease) if the Original Tenant or a Permitted Assignee, as the case may be, occupies at least fifty percent (50%) of the Premises.

2.2.2    Option Rent.

2.2.2.1       First Option Term. The monthly Base Rent payable by Tenant during the First Option Term shall equal $2.32 for each rentable square foot for the first year of the First Option Term and $2.36 for each rentable square foot for the second year of the First Option Term. Tenant shall pay Additional Rent during the First Option Term in accordance with the terms of this Lease. Tenant shall not be entitled to any concessions or allowances in connection with its lease of the Premises during the First Option Term, and shall, during the First Option Term, continue to accept the Project, Buildings and Premises in their then existing, “as is” condition.

2.2.2.2       Second Option Term. The annual rent payable by Tenant during the Second Option Term (the “Second Option Term Rent”) shall equal ninety-five percent (95%) of the “Fair Rental Value,” as that term is defined, below (but including 100% of the Additional Rent included in the Fair Rental Value). The Fair Rental Value, as used in this Lease, shall be derived from an analysis (as such derivation and analysis are set forth on Exhibit F, attached hereto) of the “Net Equivalent Lease Rates,” of the “Comparable Transactions” (defined below) as set forth in Exhibit F, attached hereto. As used herein, the “Fair Rental Value”, shall mean the annual rent per rentable square foot (including additional rent), including all escalations, at which, as of the commencement of the Second Option Term tenants are leasing non-sublease, non-encumbered, non-equity, space which is not less than 50,000 rentable square feet in size, and which is comparable in location and quality to the Premises in transactions consummated during the period between the date of commencement of the Second Option Term and the date that is twelve (12) months prior thereto for a comparable lease term, in an arm’s length transaction (“Comparable Transactions”), which comparable space is located in any or all of the “Comparable Buildings,” as that term is defined below. The terms of the Comparable Transactions shall be calculated as a Net Equivalent Lease Rate pursuant to the terms of Exhibit F, and shall take into consideration the following concessions (the “Concessions”): (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space; (b) tenant improvements or allowances provided or to be provided for such comparable space, and taking into account the value, if any, of the existing improvements in the subject space, such value to be based upon the age, condition, design, quality of finishes and layout of the improvements and the extent to which the same can be utilized by a general office user; and (c) other reasonable monetary concessions being granted such tenants in connection with such comparable space; provided, however, that in calculating the Second Option Term Rent, no consideration shall be given to (i) the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with Tenant’s exercise of its right to extend the Lease Term or the fact that landlords are or are not paying real estate brokerage commissions in connection with such comparable space, and (ii) any period of rental abatement, if any, granted to tenants in comparable transactions in connection with the design, permitting and construction of tenant improvements in such comparable spaces (provided that this item (ii) shall in no way eliminate or alter Tenant’s right to the concession set forth in item (a), above, to the extent applicable). Comparable Transactions which are not “triple net” in nature shall be equitably modified (based upon reasonable estimates of operating and taxes expenses for the subject project) in order to adjust the same to reflect a “triple net” transaction. The Second Option Term Rent shall additionally include a determination as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as a letter of credit or guaranty, for Tenant’s Rent obligations in connection with Tenant’s lease of the Premises during the Second Option Term. Such determination shall be made by reviewing the extent of financial security then generally being imposed in Comparable Transactions from tenants of comparable financial condition and credit history to the then existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and such other tenants). In connection with the determination of the Second Option Term Rent, the Second Option Term Rent shall be equal to the Net Equivalent Lease Rate for the Premises, and, accordingly, the Concessions shall not be granted to Tenant in kind; provided, however, at Landlord’s election, all or a portion of such Concessions shall be granted to Tenant in kind, in which event the Second Option Term Rent shall be adjusted to reflect the fact that Tenant shall be granted such Concessions. For purposes of this Lease, “Comparable Buildings” shall mean first class headquarters buildings or campuses with comparable quality construction and build-out which are located in the City of Pasadena.

2.2.3    Exercise of Option.

2.2.3.1     First Option Term. The First Option Term shall be exercised by Tenant, if at all, by Tenant’s delivery of irrevocable notice of such exercise delivered to Landlord on or before the date which is twelve (12) months prior to the expiration of the initial Lease Term.

2.2.3.2     Second Option Term. The Second Option Term shall be exercised by Tenant, if at all, and only in the following manner: (i) Tenant shall deliver written notice to Landlord not less than fifteen (15) months prior to the expiration of the First Option Term, stating that Tenant is interested in exercising its option (the “Interest Notice”); (ii) Landlord, after receipt of Tenant’s notice, shall deliver notice (the “Option Rent Notice”) to Tenant not less than thirteen (13) months prior to the expiration of the First Option Term, setting forth the Second Option Term Rent; and (iii) if Tenant wishes to exercise such option, whether or not Tenant shall have delivered the Interest Notice, Tenant shall, on or before the earlier of (A) the date occurring twelve (12) months prior to the expiration of the First Option Term, and (B) the date occurring thirty (30) days after Tenant’s receipt of the Option Rent Notice, exercise the option by delivering written notice thereof to Landlord, and upon, and concurrent with, such exercise, if Tenant has delivered the Interest Notice, Tenant may, at its option, object to the Second Option Term Rent contained in the Option Rent Notice, in which case the parties shall follow the procedure, and the Second Option Term Rent shall be determined, as set forth in Section 2.2.4 below.

2.2.4    Determination of Option Rent. In the event Tenant timely and appropriately objects to the Second Option Term Rent, or in the event that Tenant shall exercise its right to lease the Premises during the Option Term without having delivered an Interest Notice, Landlord and Tenant shall attempt to agree upon the Second Option Term Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within ten (10) business days following Tenant’s objection to the Second Option Term Rent (the “Outside Agreement Date”), then each party shall make a separate determination of the Second Option Term Rent, as the case may be, within five (5) business days, and such determinations shall be submitted to arbitration in accordance with Sections 2.2.4.1 through 2.2.4.7 below.

2.2.4.1     Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate broker or lawyer who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of commercial properties in Los Angeles County, California. The determination of the arbitrators shall be limited solely to the issue area of whether Landlord’s or Tenant’s submitted Second Option Term Rent, is the closest to the actual Second Option Term Rent as determined by the arbitrators, taking into account the requirements of Section 2.2.3 of this Lease. Each such arbitrator shall be appointed within fifteen (15) days after the applicable Outside Agreement Date.

2.2.4.2     The two arbitrators so appointed shall within ten (10) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two arbitrators.

2.2.4.3     The three arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Second Option Term Rent, and shall notify Landlord and Tenant thereof.

2.2.4.4     The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant.

2.2.4.5     If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant.

2.2.4.6     If the two arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instruction set forth in this Section 2.2.4.

2.2.4.7     The cost of arbitration shall be paid by Landlord and Tenant equally.

ARTICLE 3

BASE RENT

3.1       In General. Tenant shall pay, without prior notice or demand, to Landlord at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever. The Base Rent for the first full month of the Lease Term which occurs after the expiration of any free rent period shall be paid at the time of Tenant’s execution of this Lease. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any such fractional month shall accrue on a daily basis during such fractional month and shall total an amount equal to the product of (i) a fraction, the numerator of which is the number of days in such fractional month and the denominator of which is the actual number of days occurring in such calendar month, and (ii) the then-applicable Monthly Installment of Base Rent. All other payments or adjustments required to be made under the TCCs of this Lease that require proration on a time basis shall be prorated on the same basis.

3.2       Free Rent. Notwithstanding anything in Section 3.1, above, to the contrary, provided that Tenant is not then in default of this Lease, Tenant shall not be obligated to pay (i) an amount equal to $133,200.00 of the monthly Base Rent attributable to the Premises for each of the first two (2) months after the Lease Commencement Date, and (ii) an amount equal to fifty percent (50%) of the monthly Base Rent attributable to the months of February, 2006 and August, 2006.

ARTICLE 4

ADDITIONAL RENT

4.1       General Terms. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay “Tenant’s Share” of the annual “Direct Expenses,” as those terms are defined in Sections 4.2.6 and 4.2.2, respectively, of this Lease. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the TCCs of this Lease, are hereinafter collectively referred to as the “Additional Rent,” and the Base Rent and the Additional Rent are herein collectively referred to as “Rent.” All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.2       Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1   Intentionally Deleted.

4.2.2   “Direct Expenses” shall mean “Operating Expenses” and “Tax Expenses.”

4.2.3   “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

4.2.4   “Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with (i) any insurance (including, without limitation, earthquake insurance) carried by Landlord with in connection with or with respect to the Project, or any portion thereof; (ii) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Tax Expenses” as that term is defined in Section 4.2.5, below; and (iii) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Buildings and/or Project.

4.2.5   Taxes.

4.2.5.1 “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

4.2.5.2 Tax Expenses shall include, without limitation: (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises.

4.2.5.3 Any costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid. Refunds of Tax Expenses shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that (i) in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year, and (ii) nothing contained herein shall alter or reduce Landlord’s rights with respect to tax credits, as and to the extent set forth in Section 4.2.5.4, below. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant’s Share of any such increased Tax Expenses included by Landlord as Tax Expenses pursuant to the TCCs of this Lease. Notwithstanding anything to the contrary contained in this Section 4.2.5 (except as set forth in Section 4.2.5.1, above), there shall be excluded from Tax Expenses all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project), and there shall be excluded from Tax Expenses interest or late penalties of any kind. Further, Tax Expenses shall exclude real property taxes applicable to any unimproved parcels or land or other property outside of the Project. In no event shall Tenant be responsible for the payment of the same Tax Expense twice (provided that the foregoing shall not limit Tenant’s obligation to pay the same categories of Tax Expenses from year to year during the Lease Term). In addition, any reduction in real estate taxes received by Landlord pursuant to the requirements of Sections 439-439.4 of the Revenue and Taxation Code (which is known as the Mills Act) shall be reflected in Tax Expenses for purposes of this Lease.

4.2.5.4 Invoices/Tax Credits. Tenant shall promptly supply to Landlord any and all invoices relating to the “Tenant Improvements,” as that term is defined in Section 2.1 of the Tenant Work Letter (regardless of whether such invoices relate to amounts that are subject to payment from the Tenant Improvement Allowance or otherwise) as well as with respect to any “Alterations”, as that term is defined in Article 8 of this Lease, so that Landlord may submit the same for receipt of available federal tax credits (which Tenant hereby acknowledges and agrees Landlord may do). Any resulting federal tax credits shall be the sole and exclusive property of Landlord and Tenant shall have no rights with respect thereto (nor shall such amounts be deducted from or serve as a credit against Tax Expenses), provided that the foregoing shall not alter or modify the terms of the last sentence of Section 4.2.5.3, above.

4.2.6 “Tenant’s Share” shall mean the percentage set forth in Section 6 of the Summary.

4.3       Tenants Right to Contest Taxes. After written request (the “Tax Notice”) delivered to Landlord by Tenant in good faith, Landlord shall at Landlord’s option, either (i) diligently pursue claims for reductions in the Tax Expenses of the Buildings and Project, in which event Landlord shall provide Tenant with reasonable information as to how Landlord will pursue such claims, or (ii) allow Tenant to pursue such claims with Landlord’s concurrence, in the name of Landlord. If Landlord agrees to pursue such claims or concurs in the decision to pursue such claims but elects to have them pursued by Tenant, the cost of such proceedings shall be paid by Landlord and included in Tax Expenses in the Expense Year such expenses are paid. Tenant may give a Tax Notice prior to or after the issuance of the actual tax bill by the taxing authority or receipt by Tenant of a billing from Landlord for Tenant’s Share thereof. Notwithstanding anything contained herein to the contrary, Tenant in no event shall Tenant take any actions under this Section 4.3 which may serve to impair or reduce or otherwise adversely effect Landlord’s rights to tax credits under Section 4.2.5.4, above.

4.4       Calculation and Payment of Additional Rent. Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, Tenant’s Share of Direct Expenses for each Expense Year.

4.4.1       Statement of Actual Direct Expenses and Payment by Tenant. Landlord shall give to Tenant following the end of each Expense Year, a statement (the “Statement”) which shall state in general major categories of Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of Tenant’s Share of Direct Expenses. As part of the Statement, Landlord hereby agrees to include the tax bill received by Landlord from applicable governmental entities reflecting the real property taxes payable with respect to the Project. Landlord shall use commercially reasonable efforts to deliver such Statement to Tenant on or before May 1 following the end of the Expense Year to which such Statement relates. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, Tenant shall pay, within thirty (30) days after receipt of the Statement, the full amount of Tenant’s Share of Direct Expenses for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Direct Expenses,” as that term is defined in Section 4.4.2, below, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant’s Share of Direct Expenses (an “Excess”), Tenant shall receive a credit in the amount of such Excess against the Base Rent next due under this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Direct Expenses for the Expense Year in which this Lease terminates, if Tenant’s Share of Direct Expenses is greater than the amount of Estimated Direct Expenses previously paid by Tenant to Landlord, Tenant shall, within thirty (30) days after receipt of the Statement, pay to Landlord such amount, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant’s Share of Direct Expenses (again, an “Excess”), Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of such Excess. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term, provided that, other than Tax Expenses and costs incurred for utilities, Tenant shall not be responsible for Tenant’s Share of any Direct Expenses which are first billed to Tenant more than two (2) calendar years after the end of the Expense Year to which such Direct Expenses relate.

4.4.2       Statement of Estimated Direct Expenses. In addition, Landlord shall give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth in general major categories Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated Tenant’s Share of Direct Expenses (the “Estimated Direct Expenses”). The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Direct Expenses under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Direct Expenses theretofore delivered to the extent necessary. Thereafter, Tenant shall pay, within thirty (30) days after receipt of the Estimate Statement, a fraction of the Estimated Direct Expenses for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Direct Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.5       Taxes and Other Charges for Which Tenant Is Directly Responsible.

4.5.1   Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against Tenant’s equipment, furniture, fixtures and any other personal property of Tenant located in or about the Premises, Buildings and/or Project. If any such taxes on Tenant’s equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

4.5.2    If the tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed to Landlord or the Project for real property tax purposes, then the same shall be included in Tax Expenses under this Lease and shall be paid for by Tenant.

4.5.3    Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking facility; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

ARTICLE 5

USE OF PREMISES

5.1       Permitted Use. Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion.

5.2       Prohibited Uses. The uses prohibited under this Lease shall include, without limitation, use of the Premises or a portion thereof for (i) offices of any agency or bureau of the United States or any state or political subdivision thereof; (ii) offices or agencies of any foreign governmental or political subdivision thereof; (iii) offices of any health care professionals or service organization; (iv) schools or other training facilities which are not ancillary to corporate, executive or professional office use; (v) retail or restaurant uses (except as specifically permitted in this Lease); or (vi) communications firms such as radio and/or television stations. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises, Buildings or Project, or any parts thereof, for any use or purpose contrary to the provisions of such the rules and regulations as Landlord may promulgate on a reasonable basis from time to time, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project) including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect. Tenant shall not do or permit anything to be done in or about the Premises, Buildings or Project which will in any way damage the reputation of the Project or use or allow the Project, Buildings or Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises, Buildings or Project.

5.3       Restaurant Use. Tenant shall be permitted, subject to the terms of this Lease (including, without limitation, this Section 5.3) and subject to “Applicable Laws,” as that term is defined in Article 24 of this Lease, to operate a restaurant servicing Tenant’s employees and visitors and/or the general public (a “Restaurant”). In such event, the terms of this Section 5.3 shall be applicable.

5.3.1       Grease Traps. Tenant shall be required to install grease traps located within the Premises which will be required for all food preparation areas having pot sinks or any grease-producing appliances that discharge into the waste system. Tenant shall be responsible for the proper care, cleaning and maintenance of the grease traps and any piping required therefor in accordance with all applicable laws and regulations. Tenant, at Tenant’s expense, shall cause such grease traps to be cleaned at least once a month and maintained so as to prevent the discharge of any grease into the waste system.

5.3.2    Trash Removal. Tenant shall be required to cause storage and removal of trash containing food products or other perishable items to be store in appropriate containers and to be removed with sufficient frequency so as to avoid odors and infestation by animals or insects. Such trash removal procedure shall be subject to the reasonable approval of Landlord.

5.3.3    Standard of Care. Tenant shall operating and maintain the Restaurant in a first class condition. In connection therewith, Tenant shall keep the Restaurant, and every part thereof, in a clean and wholesome condition, free from odors or nuisances, and shall comply with all health and police regulations in all respects.

ARTICLE 6

OPERATION AND MANAGEMENT OF PROJECT;
SERVICES AND UTILITIES

6.1       In General. Subject to the express responsibilities of Landlord as and to the extent set forth in this Lease, Tenant shall be responsible, at Tenant’s sole cost and expense, for maintaining, operating, repairing, and managing the Project, and every portion thereof, and for causing the Project and every portion thereof to comply with applicable laws. In addition, Tenant shall be responsible, at Tenant’s sole cost and expense, for equipment required to obtain and for the cost of obtaining, all services and utilities required for the Premises and/or the Project in order to maintain the Project in a first class operating order and condition (and acknowledges and agrees that Landlord shall have no responsibility whatsoever in connection therewith). Without limitation of the foregoing, Tenant shall pay for all utilities (including without limitation, electricity, hvac, gas, sewer and water) attributable to the Premises and the Project and shall also provide its own janitorial and security services for the Premises, Buildings and Project. Such utility use shall include electricity, water, and gas use for lighting, incidental use and “HVAC,” as that term is defined below. All such utility, janitorial and security payments shall be paid directly by Tenant prior to the date on which the same are due to the utility provider janitorial company and/or security company, as applicable.

6.2       Tenant Maintained Building Systems; HVAC. Tenant shall, at Tenant’s sole cost and expense, (i) install (subject to Landlord’s approval in accordance with the terms of this Lease) and maintain mechanical, electrical, life safety, plumbing, fire-sprinkler and other systems to service the Premises, Buildings and Project, (ii) subject to limitations imposed by all governmental rules, regulations and guidelines applicable thereto, install (subject to Landlord’s approval in accordance with the terms of this Lease) and maintain heating and air conditioning to the Premises and Buildings (“HVAC”) (items identified in (i) and (ii) collectively, the “Building Systems”), and (iii) maintain the remaining portions of the Premises, Buildings and Project which are not part of the “Building Structure,” as that term is set forth in Article 7 of this Lease.

6.3       Tenant Maintained Security. Tenant hereby acknowledges that Landlord shall have no obligation to provide guard service or other security measures for the benefit of the Premises, the Buildings or the Project. Any such security measures for the benefit of the Premises, the Buildings or the Project shall be provided by Tenant, at Tenant’s sole cost and expense. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed.

6.4       Tenant Maintenance Standards. All Building Systems, including HVAC, shall be maintained in accordance with manufacturer specifications by Tenant and in a first-class condition. Tenant shall maintain commercially reasonable service contracts for all HVAC and elevator systems servicing the Project. Upon request from Landlord, Tenant shall provide to Landlord copies of any service contracts and records of Tenant’s maintenance of any and/or all Building Systems.

6.5       Overstandard Tenant Use. Tenant’s use of utilities in the Premises, Buildings and Project shall never exceed the capacity of the systems designed and installed by Tenant (and approved by Landlord).

6.6       Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent (except as otherwise set forth in Section 6.7, below) or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Buildings or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent (except as otherwise set forth in Section 6.7, below) or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities.

6.7       Abatement of Rent. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) any breach by Landlord of this Lease after the expiration of any applicable cure period, (ii) any entry by Landlord into the Premises pursuant to the terms of Article 27 of this Lease, or (iii) any negligence or willful misconduct of Landlord, in the case of each of items (i), (ii) and (iii), to the extent the subject act or omission of Landlord substantially interferes with Tenant’s use of the Premises (any such set of circumstances as set forth in items (i), (ii) or (iii), above, to be known as an “Abatement Event”), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for three (3) consecutive business days after Landlord’s receipt of any such notice (the “Eligibility Period”), then the Base Rent and Tenant’s Share of Direct Expenses shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Tenant’s Share of Direct Expenses for the entire Premises shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. Such right to abate Base Rent and Tenant’s Share of Direct Expenses shall be Tenant’s sole and exclusive remedy at law or in equity for an Abatement Event. Except as provided in this Section 6.7, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

ARTICLE 7

REPAIRS

7.1       In General. Except as specifically set forth herein, Landlord shall have no obligation to repair or maintain the Project or Buildings or Premises, or any portions thereof. Landlord shall maintain in good condition and operating order and keep in good repair and condition the structural portions of the Buildings and the structural portions of the parking structure servicing the same (i.e., the foundation, floor/ceiling slabs, roof (including the roof membrane), curtain wall, columns, and beams) (collectively, the “Building Structure”). Notwithstanding anything in this Lease to the contrary, Tenant shall be required to repair the Building Structure to the extent due to Tenant’s use of the Premises for other than normal and customary business office operations and/or due to Tenant’s negligence or willful misconduct. Landlord shall make all repairs required of Landlord hereunder with reasonable diligence and in good and workmanlike manner and in compliance with all “Applicable Laws,” as that term is defined in Article 24 of this Lease (subject to the “Landlord Compliance Conditions,” as that term is defined in Article 24, below). In performing any such repairs, Landlord shall use commercially reasonable efforts to prevent material interference with the conduct of Tenant’s business at the Premises and to prevent damage to the Premises and Tenant’s property, and, subject to the terms of Section 10.5 of this Lease, Landlord shall be responsible for any damage to the Premises and/or Tenant’s property resulting from Landlord’s negligence or willful misconduct in making any repairs required of Landlord pursuant to the terms of this Section 7.1. Subject to the foregoing terms of this Section 7.1, Tenant shall, at Tenant’s own expense, keep the Premises, Buildings, and Project, including the Common Areas (including the Project parking facilities) and all improvements, fixtures and furnishings located in the Project, Buildings and/or Premises, in good order and repair and in a first-class condition at all times during the Lease Term. Tenant’s obligations under this Article 7 shall include capital repairs and improvements, as and to the extent required, except to the extent the subject capital repair or improvement is Landlord’s responsibility pursuant to the terms of this Lease (i.e., because the same is a part of the Building Structure). Upon request by Landlord not more than one (1) time per Lease Year, Tenant shall supply Landlord a report evidencing Tenant’s repair, maintenance and improvement plans for the next succeeding twelve month period in order to satisfy the requirements of this Section 7.1., as well as a list of the repair, maintenance and improvement items which Tenant has completed during the prior twelve month period. Landlord may, but shall not be required to, enter the Project, Buildings and/or Premises at all reasonable times to make such repairs, alterations, improvements or additions or as may be required in connection with Landlord’s obligations under this Lease or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code or under any similar law, statute, or ordinance now or hereafter in effect.

7.2       Tenant’s Right to Make Repairs. Notwithstanding any of the terms set forth in this Lease to the contrary, if Tenant provides notice to Landlord of an event or circumstance which requires the action of Landlord with respect to repair and/or maintenance required pursuant to the terms of this Lease, which event or circumstance materially, adversely affects the conduct of Tenant’s business from the Premises, and Landlord fails to commence corrective action within a reasonable period of time, given the circumstances, after the receipt of such notice, but in any event not later than thirty (30) days after receipt of such notice, then Tenant may proceed to take the required action upon delivery of an additional ten (10) business days’ notice to Landlord (provided, however, that the initial thirty (30) day notice and the subsequent ten (10) business day notice shall not be required in the event of an “Emergency,” as that term is defined, below, and, in lieu thereof, one five (5) business day notice shall be required) specifying that Tenant is taking such required action and if such action was required under the terms of this Lease to be taken by Landlord and was not commenced by Landlord within such ten (10) business day period (five (5) business days in the event of an Emergency) and thereafter diligently pursued to completion, then Tenant shall be entitled to prompt reimbursement by Landlord of Tenant’s reasonable costs and expenses in taking such action. In the event Tenant takes such action, Tenant shall use only those contractors used by landlords of Comparable Buildings for comparable work. Promptly following completion of any work taken by Tenant pursuant to the terms of this Section 7.2, Tenant shall deliver a detailed invoice of the work completed, the materials used and the costs relating thereto. If Landlord does not deliver a detailed written objection to Tenant within thirty (30) days after receipt of an invoice from Tenant, then Tenant shall be entitled to deduct from Rent payable by Tenant under this Lease, the amount set forth in such invoice. If, however, Landlord delivers to Tenant, within thirty (30) days after receipt of Tenant’s invoice, a written objection to the payment of such invoice (a “Landlord Objection Notice”), setting forth with reasonable particularity Landlord’s reasons for its claim that such action did not have to be taken by Landlord pursuant to the terms of this Lease or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive), then Tenant shall not then be entitled to such deduction from Rent, and Tenant’s sole remedy shall be to either (i) claim a default under this Lease (and seek damages or other relief permitted pursuant to applicable laws and this Lease), or (ii) elect to have the matter determined by binding arbitration before a retired judge of the Superior Court of the State of California under the auspices of Judicial Arbitration & Mediation Services, Inc. (“JAMS”). Such arbitration shall be initiated (if at all) by notice from Tenant to Landlord within ten (10) business days following Tenant’s receipt of the Landlord Objection Notice (and, following such election (if applicable), the parties shall act in good faith to promptly proceed on a commercially reasonably basis to have the dispute resolved pursuant to a JAMS arbitration). For purposes of this Section 7.2, an “Emergency” shall mean an event threatening immediate and material danger to people located in the Buildings or immediate, material damage to the Building Structure.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1          Landlord’s Consent to Alterations. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8. Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to or servicing the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than fifteen (15) business days prior to the commencement thereof, and which consent shall not be unreasonably withheld or delayed by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Buildings or is visible from the exterior of the Buildings or Project. Notwithstanding the foregoing, Tenant shall be permitted to make Alterations to the Premises following five (5) business days notice to Landlord (the “Cosmetic Alterations Notice”), but without Landlord’s prior consent, to the extent that such Alterations do not adversely affect the systems and equipment of the subject Building, exterior appearance of the subject Building, the “Historical Designation,” as that term is defined in Section 8.6, below, of the subject Building, or structural aspects of the subject Building (the “Cosmetic Alterations”); provided, however, that no Cosmetic Alterations Notice shall not be required for Cosmetic Alterations which do not affect the exterior appearance of the subject Building or the Historical Designation of any Building or the Project in the event that the cost of the subject Cosmetic Alternations is less than $50,000.00 (the “Minor Cosmetics Exception”). Subject to Tenant’s rights to make Alterations with respect to the Premises, in no event shall Tenant be permitted to make improvements, alterations, additions, or changes to the Building, the Project, or the Common Areas, provided that any repairs requires with respect to portions of the Building, Project or Common Areas required of Tenant under this Lease shall, notwithstanding anything in this Article 8 to the contrary, be subject to the terms of this Article 8.

8.2          Manner of Construction. Tenant shall construct any Alterations and perform any repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit issued by the City of Pasadena, and in conformance with Landlord’s construction rules and regulations; provided, however, that prior to constructing any Alterations requiring Landlord’s consent, Tenant shall obtain the approval of Landlord (which shall not be unreasonably withheld) with respect to all contractors selected by Tenant. Prior to commencing to construct any Alteration which requires Landlord’s consent, Tenant shall meet with Landlord to discuss Landlord’s design parameters and code compliance issues and any issues relating to maintain the Project’s Historical Designation. In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the Building Structure, then Landlord shall, at Tenant’s expense, make such changes to the Building Structure. In performing the work of any such Alterations, Tenant shall have the work performed in a commercially reasonable manner and in such a manner so as not to obstruct access to the Project or any portion thereof. In addition to Tenant’s obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of Los Angeles in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to Landlord a reproducible copy of the “as built” drawings of the Alterations, to the extent applicable, as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

8.3          Payment for Improvements. Tenant shall (i) comply with Landlord’s requirements for final lien releases and waivers in connection with Tenant’s payment for work to contractors, and (ii) comply with Landlord’s commercially reasonable contractor’s rules and regulations. Tenant shall reimburse Landlord for Landlord’s reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord’s review of any Alteration which requires Landlord’s consent.

8.4          Construction Insurance. In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries “Builder’s All Risk” insurance in an amount reasonably approved by Landlord covering the construction of such

Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof.

8.5          Landlord’s Property. All Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord, except that Tenant may remove any Alterations, improvements, fixtures and/or equipment which Tenant can substantiate to Landlord have not been paid for with the Tenant Improvement Allowance or any other tenant improvement allowance funds provided to Tenant by Landlord, provided Tenant repairs any damage to the Premises, Buildings and/or Project caused by such removal and returns the affected area to an improved condition as determined by Landlord. Furthermore, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant’s expense, to remove any Tenant Improvements and/or Alterations, and to repair any damage to the Premises, Buildings and/or Project caused by such removal and return the affected portion of the Premises, Buildings and/or Project, as the case may be, to an improved condition as determined by Landlord; provided, however, that in no event shall Tenant be required to remove any Tenant Improvements or Alterations pursuant to the terms of this Section 8.5 to the extent the same consist of typical, general office tenant improvements. If Tenant fails to complete such removal and/or to repair any damage caused by the removal, and to return the affected portion of the Premises, Building and/or Project, as the case may be, to an improved condition as determined by Landlord, then at Landlord’s option, either (A) Tenant shall be deemed to be holding over in the Premises and Rent shall continue to accrue in accordance with the terms of Article 16, below, until such work shall be completed, or (B) Landlord may do so and may charge the cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease.

8.6          Historical Designation of Project. Tenant hereby acknowledges and agrees that the Project has been designated as a historical structure by the City of Pasadena and is or will be listed on the National Register of Historic Places (the “Historical Designation”). Based upon the foregoing, notwithstanding anything contained in this Lease to the contrary, all Tenant Improvements, Alterations and signage and any and all other matters which affect or relate to the Project’s Historical Designation which may be installed or performed by Tenant under or in accordance with the terms of this Lease shall at all times be subject to the approval of appropriate entities governing Historical Designations, including, without limitation, the City of Pasadena Historical Preservation Commission and the City of Pasadena Design Commission (collectively, the “Historical Authorities”), at Tenant’s sole cost and expense. Further, Tenant hereby agrees at all times not to perform any Tenant Improvements, Alteration, or install any signage, or perform any act or omission, which may jeopardize or otherwise impact or affect the Project’s Historical Designation or the benefits associated therewith. Landlord shall have no liability for, and this Lease and the Rent payable hereunder shall be unaffected by, any denial of consent or other action which may be taken by Historical Authorities in connection with the Project. Upon request by Landlord from time to time, Tenant shall supply Landlord with reasonable evidence of Tenant’s compliance with the terms of this Section 8.6. Landlord shall, at Tenant’s sole cost and expense, reasonably cooperate with Tenant in connection with Tenant’s applications to the Historical Authorities.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant shall keep the Project, Buildings and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys’ fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least ten (10) days prior to the commencement of any such work on the Premises, Buildings or Project (five (5) business days in connection with a Cosmetic Alterations (subject to the Minor Cosmetics Exception)) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within ten (10) business days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord’s title to the Project, Buildings or Premises to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Building or Premises arising in connection with any work undertaken by Tenant shall be null and void.

ARTICLE 10

INSURANCE

10.1        Indemnification and Waiver. Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises, Buildings and Project from any cause whatsoever and agrees that Landlord, its partners, subpartners and their respective officers, agents, servants, employees, and independent contractors (collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Except to the extent caused by the negligence or willful misconduct of Landlord or the Landlord Parties, Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all loss, cost, damage, expense and liability (including without limitation court costs and reasonable attorneys’ fees) (collectively, “Claims”) incurred in connection with or arising from any cause in, on or about the Project, any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person, in, on or about the Project or any breach of the TCCs of this Lease, either prior to, during, or after the expiration of the Lease Term, provided that the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of Landlord. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy of the Premises or Tenant’s use or operation of the Project or any portion thereof, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as appraisers’, accountants’ and attorneys’ fees. Landlord shall indemnify, defend, protect, and hold harmless Tenant, its partners, and their respective officers, agents, servants, employees, and independent contractors (collectively, “Tenant Parties”) from any and all Claims arising from (i) the negligence or wilful misconduct of Landlord in, on or about the Project, except to the extent caused by the negligence or wilful misconduct of the Tenant Parties, and (ii) Landlord’s breach of this Lease. Notwithstanding anything to the contrary set forth in this Lease, either party’s agreement to indemnify the other party as set forth in this Section 10.1 shall be ineffective to the extent the matters for which such party agreed to indemnify the other party are covered by insurance required to be carried by the non-indemnifying party pursuant to this Lease. Further, Tenant’s agreement to indemnify Landlord and Landlord’s agreement to indemnify Tenant pursuant to this Section 10.1 are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried pursuant to the provisions of this Lease, to the extent such policies cover, or if carried, would have covered the matters, subject to the parties’ respective indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

10.2        Landlord’s Fire, Casualty and Liability Insurance. Landlord shall carry commercial general liability insurance with respect to the Project during the Lease Term, and shall further insure the Buildings and Project during the Lease Term against loss or damage due to due to fire and other casualties covered within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage and special extended coverage. Such coverage shall be in such amounts, from such companies, and on such other terms and conditions, as Landlord may from time to time reasonably determine. Additionally, at the option of Landlord, such insurance coverage may include the risks of earthquakes and/or flood damage and additional hazards, a rental loss endorsement and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Buildings or the ground or underlying lessors of the Buildings, or any portion thereof. Notwithstanding the foregoing provisions of this Section 10.2, the coverage and amounts of insurance carried by Landlord in connection with the Buildings shall, at a minimum, be comparable to the coverage and amounts of insurance which are carried by reasonably prudent landlords of buildings comparable to and in the vicinity of the Buildings (provided that in no event shall Landlord be required to carry earthquake insurance), and Worker’s Compensation and Employer’s Liability coverage as required by applicable law. Tenant shall, at Tenant’s expense, comply with all insurance company requirements pertaining to the use of the Premises. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

10.3        Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts.

10.3.1   Commercial/Comprehensive General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant’s operations, and contractual liabilities (covering the performance by Tenant of its indemnity agreements) including a Broad Form endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability not less than:

Bodily Injury and	$5,000,000 each occurrence
Property Damage Liability	$5,000,000 annual aggregate, or any
combination of primary insurance and
excess insurance

Personal Injury Liability	$5,000,000 each occurrence
$5,000,000 annual aggregate, or any
combination of primary insurance and
excess insurance
0% Insured’s participation

10.3.2   Property Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property on the Project installed by, for, or at the expense of Tenant, (ii) the “Tenant Improvements,” as that term is defined in Section 2.1 of the Tenant Work Letter, and any other improvements which exist in the Premises as of the Lease Commencement Date (the “Original Improvements”), and (iii) all other improvements, alterations and additions to the Premises. Such insurance shall be written on an “all risks” of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of one year.

10.3.3   Worker’s Compensation or other similar insurance pursuant to all applicable state and local statutes and regulations, and Employer’s Liability Insurance or other similar insurance pursuant to all applicable state and local statutes and regulations, with a waiver of subrogation endorsement and with minimum limits of One Million and No/100 Dollars ($1,000,000.00) per employee and One Million and No/100 Dollars ($1,000,000.00) per occurrence.

10.4        Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, and any other party the Landlord so specifies, as an additional insured, including Landlord’s managing agent, if any; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant’s obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-X in Best’s Insurance Guide or which is otherwise reasonably acceptable to Landlord and licensed to do business in the State of California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) be in form and content reasonably acceptable to Landlord; and (vi) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days’ prior written notice shall have been given to Landlord and any mortgagee of Landlord, the identity of whom has been provided to Tenant in writing. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, after five (5) business days notice to Tenant and Tenant’s failure to cure within such 5-business day period, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within thirty (30) days after delivery to Tenant of bills therefor.

10.5        Subrogation. Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder. The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder.

10.6        Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord.

10.7        Self-Insurance. The Original Tenant or an assignee of the Original Tenant under Section 14.8(i) of this Lease only shall be entitled to self-insure its insurance requirements set forth in Section 10.3.2(i), above, subject to and in accordance with the terms of this Section 10.7. Any self-insurance shall be deemed to contain all of the terms and conditions applicable to such insurance as required in this Article 10, including, without limitation, a full waiver of subrogation. If Tenant elects to so self-insure, then with respect to any claims which may result from incidents occurring during the Lease term, such self-insurance obligation shall survive the expiration or earlier termination of this Lease to the same extent as the insurance required would survive. Notwithstanding the foregoing, Tenant shall only have the right to self-insure its insurance requirements under Section 10.3.2(i), if Tenant shall, concurrent with a notice to Landlord electing to self-insure, provide Landlord with evidence that Tenant or “Guarantor,” as that term is defined in Section 29.31, above, has a net worth, as determined by a financial statement audited by a certified public accountant, of equal to or greater than Fifty Million Dollars ($50,000,000.00) (the “Financial Requirement”). If Tenant at any time does not satisfy the Financial Requirement, it shall notify Landlord of the same and supply Landlord with the insurance policies required under this Article 10.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1        Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises, Buildings or Project resulting from fire or any other casualty. If the Premises, Buildings or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the base building of the Premises, Buildings and such Common Areas. Such restoration shall be to substantially the same condition as existed prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Buildings or Project or any other modifications to the Common Areas deemed desirable by Landlord, which are consistent with the character of the Project. Upon the occurrence of any damage to the Premises, Tenant shall, at its sole cost and expense (notwithstanding the amount of Tenant’s available insurance proceeds), repair any injury or damage to the Tenant Improvements and the Original Improvements installed in the Premises and shall return such Tenant Improvements and Original Improvements to their original condition. Prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall approve (in Landlord’s reasonable discretion) the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant’s occupancy, and the Premises are not occupied by Tenant as a result thereof, then during the time and to the extent the Premises are unfit for occupancy, the Rent shall be abated in proportion to the ratio that the amount of rentable square feet of the Premises which is unfit for occupancy for the purposes permitted under this Lease bears to the total rentable square feet of the Premises. Tenant’s right to rent abatement pursuant to the preceding sentence shall terminate as of the date which is reasonably determined to be the date Tenant should have completed repairs to the Premises assuming Tenant used reasonable due diligence in connection therewith (provided that such rent abatement period shall be extended by “Force Majeure Delays,” as that term is defined in Section 5.1 of the Tenant Work Letter, subject to an in accordance with the terms of Section 5 of the Tenant Work Letter).

11.2        Landlord’s Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the base building of the Premises, Buildings and Common Areas as set forth in Section 11.1, above, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Buildings or Project shall be damaged by fire or other casualty or cause, only if the Premises are materially adversely affected, and one or more of the following conditions is present: (i) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within two hundred seventy (270) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the damage is not fully covered by Landlord’s insurance policies (or the insurance policies which Landlord would have maintained had Landlord complied with the terms of this Lease); or (iii) the damage occurs during the last twelve (12) months of the Lease Term; provided, however, that if Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and either (a) the repairs cannot, in the reasonable opinion of Landlord, be completed within two hundred seventy (270) days after being commenced, or (b) if material damage occurs during the last twelve (12) months of the Lease Term, Tenant may elect, no earlier than sixty (60) days after the date of the damage and not later than ninety (90) days after the date of such damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant. In the event this Lease is terminated in accordance with the terms of this Section 11.2, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under items (ii) and (iii) of Section 10.3.2 of this Lease to the extent the same relate to the unamortized value of the Tenant Improvements (to the extent paid for with the Tenant Improvement Allowance).

11.3        Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Buildings or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Buildings or the Project.

ARTICLE 12

NONWAIVER

No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

ARTICLE 13

CONDEMNATION

If the whole or any part of the Premises, Buildings or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Buildings or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for (i) any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Buildings or Project or its mortgagee, and such claim is payable separately to Tenant, and (ii) Landlord and Tenant shall each be entitled to receive fifty percent (50%) of the “bonus value” of the leasehold estate in connection therewith, which bonus value shall be equal to the difference between the Rent payable under this Lease and the sum established by the condemning authority as the award for compensation. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking, provided that Tenant shall be entitled to any award attributable to a taking of Tenant’s personal property.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1        Transfers. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors

(all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the “Transfer Premium”, as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space and (v) an executed estoppel certificate from Tenant in the form attached hereto as Exhibit E. Any Transfer made without Landlord’s prior written consent (when Landlord’s consent is required) shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay any reasonable, out-of-pocket professional fees (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees) incurred by Landlord, within thirty (30) days after written request by Landlord; provided, however, that in no event shall such fees exceed $1,500.00 for a Transfer in the ordinary course of business.

14.2        Landlord’s Consent. Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

14.2.1   The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Project or Comparable Buildings;

14.2.2   The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

14.2.3   The Transferee is either a governmental agency or instrumentality thereof which is capable of exercising the power of eminent domain or which creates an increased security risk to the Project;

14.2.4   The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested; or

14.2.5   Any disapproval of the proposed Transfer by any lender of Landlord.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any material changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be materially more favorable to the Transferee than the terms set forth in Tenant’s original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld, conditioned or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a suit for contract damages (other than damages for injury to, or interference with, Tenant’s business including, without limitation, loss of profits, however occurring) or declaratory judgment and an injunction for the relief sought, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee.

14.3        Transfer Premium. At any time that a Transfer shall exist (which by itself or when aggregated with all other then existing Transfers) results in fifty percent (50%) of more of the Premises being Transferred (whether by assignment, sublease or otherwise), as a condition to Landlord’s consent which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee as well as from any other then existing Transferee (so that Landlord shall then be receiving 50% of the Transfer Premium applicable to all then existing Transfers); provided, however, that in no event shall Landlord be entitled to any Transfer Premium which is attributable to a sublease of the portion of the Premises known as Building C. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any free base rent or other economic concessions reasonably provided to the Transferee, (iii) any brokerage commissions in connection with the Transfer (iv) legal fees reasonably incurred in connection with the Transfer, and (v) the amount of any Base Rent and Additional Rent paid by Tenant to Landlord with respect to the Subject Space during the period commencing on the later of (a) the date Tenant contracts with a reputable broker to market the Subject Space and delivers notice thereof to Landlord, and (b) the date Tenant vacates the Subject Space and delivers notice thereof to Landlord, until the commencement of term of the Transfer. “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. In the calculations of the Rent (as it relates to the Transfer Premium calculated under this Section 14.3), and the Transferee’s Rent and Quoted Rent under Section 14.2 of this Lease, the Rent paid during each annual period for the Subject Space, and the Transferee’s Rent and the Quoted Rent, shall be computed after adjusting such rent to the actual effective rent to be paid, taking into consideration any and all leasehold concessions granted in connection therewith, including, but not limited to, any rent credit and tenant improvement allowance. For purposes of calculating any such effective rent all such concessions shall be amortized on a straight-line basis over the relevant term.

14.4        Landlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, Landlord shall have the option, by giving written notice (the “Recapture Notice”) to Tenant within thirty (30) days after receipt of any Transfer Notice which relates to a Transfer which requires Landlord’s consent (which by itself or when aggregated with all other then existing Transfers) would result in seventy-five percent (75%) or more of the Premises being the subject of a Transfer, to recapture the Subject Space. Notwithstanding the foregoing, within ten (10) business days following Tenant’s receipt of a Recapture Notice,. Tenant shall have the right, upon notice to Landlord, to withdraw its to Transfer Notice, in which case the Transfer Notice and the Recapture Notice shall be void and of no force or effect. Subject to the foregoing, a Recapture Notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer until the last day of the term of the Transfer as set forth in the Transfer Notice (or at Landlord’s option, shall cause the Transfer to be made to Landlord or its agent, in which case the parties shall execute the Transfer documentation promptly thereafter). In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to recapture the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer,

Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of this Article 14. In the event of a recapture pursuant to the terms of this Section 14.4, this Lease (and Tenant’s rights hereunder, including without limitation, with respect to parking, and control over the management and operation of the Project) shall be equitably modified as required by Landlord to reflect that all of the rentable area of the Project is no longer leased by Tenant.

14.5        Effect of Transfer. If Landlord consents to a Transfer, (i) the TCCs of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth, as applicable, either that (a) no Transfer Premium is due, or (b) in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant where Landlord’s consent is required relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than three percent (3%), Tenant shall pay Landlord’s actual and reasonable costs of such audit.

14.6        Additional Transfers. For purposes of this Lease, the term “Transfer” shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of fifty percent (50%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), the dissolution, merger, consolidation or other reorganization of Tenant. Notwithstanding the foregoing, the sale of stock on any nationally recognized stock exchange shall not be deemed a Transfer under this Article 14.

14.7 Occurrence of Default. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to: (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person. If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

14.8        Non-Transfers. Notwithstanding anything to the contrary contained in this Article 14, (i) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant), (ii) an assignment of the Premises to an entity which acquires all or substantially all of the assets or interests (partnership, stock or other) of Tenant, or (iii) an assignment of the Premises to an entity which is the resulting entity of a merger or consolidation of Tenant, shall not be deemed a Transfer under this Article 14 and Landlord’s consent shall not be required, provided that Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information requested by Landlord regarding such assignment or sublease or such affiliate, and further provided that such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease. “Control,” as used in this Section 14.8, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity.

ARTICLE 15

SURRENDER OF PREMISES; OWNERSHIP AND
REMOVAL OF TRADE FIXTURES

15.1        Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2        Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises, Buildings and Project to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder and casualty excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises, Buildings and Project all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, Buildings and/or Project and such similar articles of any other persons claiming under Tenant, as Landlord may, in its reasonable discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises, Buildings and/or Project resulting from such removal.

ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) of the Rent applicable during the last rental period of the Lease Term under this Lease. Notwithstanding the foregoing, in the event that Landlord and Tenant shall be in good faith negotiations of a renewal of this Lease as of the Lease Expiration Date (which negotiations may be terminated by either party at any time, in either party’s sole and absolute discretion), then, during the first sixty (60) days of any such holdover (to the extent that such good faith renewal negotiations continue during such 60-day period), the reference above to one hundred fifty percent (150%) shall be deemed to be one hundred percent (100%). In no event shall such reduced holdover rent be applicable for more than sixty (60) days following the Lease Expiration Date. Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit D, attached hereto (or such other form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. In the event that Landlord shall require delivery of more than one (1) estoppel certificate in any twelve (12) month period, Landlord shall pay to Tenant any reasonable, out-of-pocket costs in connection with such additional requests, provided that in no event shall such costs exceed $1,500.00 for each such additional request. At any time during the Lease Term, if Guarantor is not a publicly traded company whose financial statements are readily available, Landlord may require Tenant to provide Landlord with Guarantor’s current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Guarantor, shall be audited by an independent certified public accountant, In addition, to the extent required in connection with a sale, financing or refinancing of the Project, or any portion thereof, Tenant shall promptly supply Landlord with reasonable financial information regarding Tenant, provided that Tenant shall not be required for this purpose to create financial statements or other documentation which is not ordinarily prepared by Tenant.

ARTICLE 18

SUBORDINATION

This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Buildings or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Buildings or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. In consideration of, and as a condition precedent to, Tenant’s agreement to permit its interest pursuant to this Lease to be subordinated to any particular current and future ground or underlying lease of the Project or to the lien of any current or future mortgage or trust deed, encumbering the Project and to any renewals, extensions, modifications, consolidations and replacements thereof, Landlord shall deliver to Tenant a commercially reasonable non-disturbance agreement executed by the landlord under such ground lease or underlying lease or the holder of such mortgage or trust deed. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and observes and performs the TCCs of this Lease to be observed and performed by Tenant. Landlord’s interest herein may be assigned as security at any time to any lienholder. Tenant shall, within ten (10) business days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases.

ARTICLE 19

DEFAULTS; REMEDIES

19.1        Events of Default. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1  Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within five (5) business days after notice; or

19.1.2  Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or

19.1.3  To the extent permitted by law, a general assignment by Tenant or any guarantor of this Lease for the benefit of creditors, or the taking of any corporate action in furtherance of bankruptcy or dissolution whether or not there exists any proceeding under an insolvency or bankruptcy law, or the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy law, unless in the case of a proceeding filed against Tenant or any guarantor the same is dismissed within sixty (60) days, or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant or such guarantor within thirty (30) days, or any execution or other judicially authorized seizure of all or substantially all of Tenant’s assets located upon the Premises or of Tenant’s interest in this Lease, unless such seizure is discharged within thirty (30) days; or

19.1.4  Abandonment or vacation of all of the Premises by Tenant for a period of more than sixty (60) days; or

19.1.5  The failure by Tenant to observe or perform according to the provisions of Articles 17 or 18 of this Lease where such failure continues for more than ten (10) business days after notice from Landlord; or

19.1.6  To the extent Tenant operates a Restaurant, the failure of Tenant to maintain a health department rating of “A” (or such other highest health department or similar rating as is available), which failure continues for more than sixty (60) days; or

19.1.7  (i) The insolvency of any bank issuing a letter of credit under this Lease, or (ii) the failure of any bank issuing a letter of credit to have a least a “B” rating under the Thomson Financial Bank Watch or an equivalent rating service reasonably selected by Landlord, where Tenant, within fifteen (15) business days of Landlord’s notice, has not replaced such bank with a bank which qualifies under this Section 19.1.7 is otherwise reasonably acceptable to Landlord.

The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.

19.2        Remedies Upon Default. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1  Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(a)   The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(b)   The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c)   The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(d)   Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(e)   At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(a) and (b), above, the “worth at the time of award” shall be computed by allowing interest at the Interest Rate. As used in Section 19.2.1(c), above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2  Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3  Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.2.4  Upon a default by Tenant after the expiration of any applicable cure period, Landlord shall mitigate its damages under this Lease as and to the extent required by “Applicable Law,” as that term is defined in Article 24, below.

19.3        Subleases of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4        Form of Payment After Default. Following the occurrence of an event of default by Tenant, Landlord shall have the right to require that any or all subsequent amounts paid by Tenant to Landlord hereunder, whether to cure the default in question or otherwise, be paid in the form of cash, money order, cashier’s or certified check drawn on an institution acceptable to Landlord, or by other means approved by Landlord, notwithstanding any prior practice of accepting payments in any different form.

19.5        Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

ARTICLE 20

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other TCCs, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the TCCs, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant of quiet enjoyment express or implied. Landlord has the right and lawful authority to enter into this Lease and perform Landlord’s obligations hereunder, including, but not limited to the right and lawful authority to terminate (if applicable) any present or prior tenant of the Premises and to deliver possession thereof to Tenant.

ARTICLE 21

LETTERS OF CREDIT

21.1        Delivery of the L-C. Tenant shall deliver to Landlord, concurrently with Tenant’s execution and delivery of this Lease to Landlord, an unconditional, irrevocable letter of credit (the “L-C”) in the amount of Four Million and No/100 Dollars ($4,000,000.00) (the “L-C Amount”), which L-C shall be issued by a bank subject to Landlord’s reasonable approval (provided that Landlord hereby approves Wells Fargo Bank). The Letter of Credit shall be (i) at sight, irrevocable and unconditional, (ii) maintained in effect, whether through renewal or extension, for the period from the Lease Commencement Date and continuing until the “LC Expiration Date,” as that term is defined, below, and Tenant shall deliver, if applicable, a certificate of renewal or extension to Landlord at least thirty (30) days prior to the expiration of the LC then held by Landlord, without any action whatsoever on the part of Landlord, (iii) fully assignable by Landlord to a transferee of Landlord’s interest in the Buildings or to a mortgagee, (iv) permit partial draws, and (v) in a form and content as set forth in Exhibit G, attached hereto or otherwise shall be subject to Landlord’s reasonable approval. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining and maintaining the L-C. As used herein, the “LC Expiration Date” shall mean the date which is the earlier to occur of (I) the date (if applicable) that the L-C Amount, pursuant to the terms of this Article 21, equals $0.00, and (II) the date which is 120 days following the Lease Expiration Date; provided, however, if prior to such date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Federal Bankruptcy Code, or Tenant executes an assignment for the benefit of creditors or similar liquidation or windup proceeding under state or federal law, then the LC Expiration Date shall be extended (but in no event reduced) until the date which is the earlier of (x) the date either all preference issues relating to payments under the Lease have been resolved in such bankruptcy, liquidation or reorganization case, (y) the date such bankruptcy, liquidation or reorganization case has been dismissed, or (z) the later to occur of either one hundred twenty (120) days after the expiration of the initial Lease Term or ten (10) days after the date the bankruptcy court enters a final order (and all applicable appeal periods have expired) approving Tenant’s rejection of this Lease.

21.2        Application of the L-C. The L-C shall be held by Landlord as additional security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the initial Lease Term. The L-C shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord. If: (I) Tenant defaults with respect to any provisions of this Lease after the expiration of any applicable notice and cure period, including, but not limited to, the provisions relating to the payment of Rent, (II) Tenant fails to renew the L-C at least thirty (30) days before its expiration, (III) Tenant files a voluntary petition for relief under any chapter of the United States Bankruptcy Code, (IV) an involuntary bankruptcy petition is filed against Tenant under any chapter of the United States Bankruptcy Code, (V) Tenant executes a general assignment for the benefit of creditors, or (VI) Tenant is placed in receivership under either state or federal law or commences a liquidation proceeding under applicable state law, then Landlord may, but shall not be required to, draw upon all or any portion of the L-C (A) for payment of any Rent or any other sum in default, or (B) for the payment of any amount that Landlord may reasonably spend or may become obligated to spend by reason of Tenant’s default, or (C) to compensate Landlord for any other loss or damage that Landlord may suffer, or which Landlord reasonably estimates that Landlord may suffer, by reason of Tenant’s default, including, but not limited to, any and all damages that may accrue under Section 1951.2 of the California Civil Code in the event that Landlord elects to terminate the Lease. Tenant hereby acknowledges and agrees that, for purposes of the L-C, monies shall be deemed to be “due and owing” in the event of the occurrence of any of items (I) through (VI), above. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not (a) prevent Landlord from exercising any other right or remedy provided by this Lease or by law, it being intended that Landlord shall not first be required to proceed against the L-C, nor (b) operate as a limitation on any recovery to which Landlord may otherwise be entitled. Any amount of the L-C which is drawn upon by Landlord, but is not used or applied by Landlord as allowed above, shall be held by Landlord until the LC Expiration Date (the “L-C Excess Amount”) and may be used and applied by Landlord, at its option, for payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may reasonably spend or may become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage that Landlord may suffer, or which Landlord reasonably estimates that Landlord may suffer, by reason of Tenant’s default, including, but not limited to, any and all damages that may accrue under Section 1951.2 of the California Civil Code in the event that Landlord elects to terminate this Lease. If any portion of the L-C is drawn upon, Tenant shall, within ten (10) days after written demand therefor, at Landlord’s option, either (i) deposit cash with Landlord (which cash shall be applied by Landlord to the L-C Excess Amount) in an amount sufficient to cause the sum of the L-C Excess Amount and the amount of the remaining L-C to be equivalent to the amount of the L-C then required under this Lease or (ii) reinstate the L-C to the amount then required under this Lease, and any remaining L-C Excess Amount shall be returned to Tenant within ten (10) days thereafter. If any portion of the L-C Excess Amount is used or applied, Tenant shall, within five (5) business days after written demand therefor, deposit cash with Landlord (which cash shall be applied by Landlord to the L-C Excess Amount) in an amount sufficient to restore the L-C Excess Amount to the amount then required under this Lease, and Tenant’s failure to do so shall be a default under this Lease. Tenant acknowledges that Landlord has the right to transfer or mortgage its interest in the Project and the Buildings and in this Lease and Tenant agrees that in the event of any such transfer or mortgage, Landlord shall have the right to transfer or assign the L-C Excess Amount and/or the L-C to the transferee or mortgagee, and in the event of such transfer, Tenant shall look solely to such transferee or mortgagee for the return of the L-C Excess Amount and/or the L-C. The L-C Excess Amount and/or the L-C, or any balance thereof, shall either be drawn upon and applied by Landlord in accordance with the terms hereof or shall be returned to Tenant within one hundred twenty (120) days following the expiration or earlier termination of this Lease. Tenant acknowledges and agrees that the L-C constitutes a separate and independent contract between Landlord and the issuing bank, that Tenant is not a third party beneficiary of such contract, that Tenant has no ownership or property interest in the L-C or the L-C Excess Amount, and that Landlord’s claim under the L-C or the L-C Excess Amount for the full amount due and owing thereunder shall not be, in any way, restricted, limited, altered or impaired by virtue of any provision of the Bankruptcy Code, including, but not limited to, Section 502(b)(6) of the Bankruptcy Code.

21.3        L-C and L-C Excess Amount not a Security Deposit. Landlord and Tenant acknowledge and agree that in no event or circumstance shall the L-C or the L-C Excess Amount or any renewal thereof or any proceeds thereof be (i) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a “security deposit” within the meaning of such Section 1950.7. The parties hereto (A) recite that the L-C and the L-C Excess Amount are not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

21.4        Reduction of L-C Amount. Subject to the terms of this Section 21.4, Landlord hereby acknowledges and agrees that the L-C Amount shall be subject to reduction by an amount equal to $571,428.57 upon each of the first seven (7) anniversaries of the Lease Commencement Date (each, an “L-C Reduction Date”) so long as the “LC Reduction Conditions,” as that term is defined, below, are satisfied as of the subject L-C Reduction Date. For purposes of this Lease, the “LC Reduction Conditions” shall mean that (i) if a draw under the L-C by Landlord has occurred in accordance with the terms of this Lease, Tenant shall have fulfilled its obligation to reinstate the L-C or to provide cash to Landlord as provided above in this Article 21, in order that Landlord shall hold, immediately prior to the subject L-C Reduction Date, cash and/or an L-C, as the case may be, in the total L-C Amount required under this Lease immediately prior to the subject L-C Reduction Date, (ii) Tenant is not in default under this Lease after the expiration of any applicable cure period as of the subject L-C Reduction Date, (iii) Tenant shall have delivered audited financial statements, prepared in accordance with generally accepted accounting principles consistently applied (“Financial Statements”) indicating that “Guarantor,” as that term is defined in Section 29.31 of this Lease, as of the end of the “Fiscal Year”, as that term is defined, below, completed most recently prior to the subject L-C Reduction Date, retains a “Quick Ratio” (i.e., “current assets” divided by “current liabilities”) of not less than one (1), (iv) Tenant shall deliver Financial Statements indicating that Guarantor, as of the end of the Fiscal Year completed most recently prior to the subject L-C Reduction Date, retains cash and cash equivalents (which shall include accounts receivable which are not older than sixty (60) days) in an amount not less than $25,000,000.00, and (v) neither Tenant nor Guarantor is, as of the subject L-C Reduction Date, under material SEC or other governmental investigation or is under threat of any such investigation, but this item (iv) shall only be applicable only to the extent the subject investigation or threat thereof will or may have a material adverse financial effect upon the subject entity. For purposes of this Lease, a “Fiscal Year” shall mean Tenant’s fiscal year for accounting purposes, which shall be the one year period commencing approximately as of February 1 of each year and concluding as of approximately January 31 of the following year. In the event that the LC Reduction Conditions are not satisfied as of any particular L-C Reduction Date, then the L-C shall not be subject to reduction as of such date, provided that in the event that Tenant shall subsequently satisfy the LC Reduction Conditions, the L-C shall be reduced as of the date of the satisfaction by Tenant of the LC Reduction Conditions. As an example only, in the event that Tenant failed to satisfy the LC Reductions Conditions as of the first anniversary of the Lease Commencement Date, but satisfied the LC Reduction Conditions as of the second anniversary of the Lease Commencement Date, then the LC Amount would reduce as of such second anniversary by $1,142,857.14 (i.e., the $571,428.57 reduction which could have been, but was not, implemented as of the first anniversary of Lease Commencement Date (due to the failure of Tenant to then satisfy the LC Reduction Conditions), plus the $571,428.57 reduction to which Tenant is entitled as of the second anniversary of the Lease Commencement Date).

ARTICLE 22

TELECOMMUNICATIONS EQUIPMENT

At any time during the Lease Term, subject to the terms of this Lease, including this Article 22, and “Applicable Laws,” as that term is defined in Article 24, below, Tenant shall have the exclusive right to install, at Tenant’s sole cost and expense, one (1) or more satellite dishes and other telecommunications equipment (collectively, the “Telecommunications Equipment”) upon the roof of the Buildings. In no event shall Tenant be obligated to pay Landlord any rental for that portion of the roof of the Buildings on which the Telecommunications Equipment shall be located. The physical appearance, location and all specifications of the Telecommunications Equipment shall be subject to Landlord’s reasonable approval, and Landlord may require Tenant to install screening around such Telecommunications Equipment, at Tenant’s sole cost and expense, as reasonably designated by Landlord. Any rooftop penetrations required shall also be subject to the approval of Landlord, which shall not be unreasonably withheld. All contractors performing work on the roof of the Buildings shall be subject to the prior approval of Landlord, which shall not be unreasonably withheld. Tenant shall be responsible, at Tenant’s sole cost and expense, for (i) obtaining all permits or other governmental approvals required in connection with the Telecommunications Equipment, and (ii) repairing and maintaining and causing the Telecommunications Equipment to comply with all Applicable Laws. In no event shall Tenant permit the Telecommunications Equipment to interfere with the Building Structure. Tenant shall be responsible for any and all installation costs, repair and maintenance costs, and compliance with laws costs associated with Tenant’s Telecommunications Equipment. Tenant’s indemnity of Landlord, as set forth in this Lease, shall be applicable to any and all Claims associated with or related to the Telecommunications Equipment. Upon the expiration or earlier termination of this Lease, Tenant shall, at Tenant’s sole cost and expense, remove the Telecommunications Equipment, repair any associated damage, and restore the affected roof to the condition existing prior to Tenant’s installation of the subject equipment. In the event Tenant elects to exercise its right to install the Telecommunication Equipment, then Tenant shall give Landlord prior notice thereof and Landlord.

ARTICLE 23

SIGNS

23.1        Tenant’s Signage. Subject to Applicable Laws and the terms of this Lease (including, without limitation, Section 8.6 of this Lease and this Article 23), the Tenant shall have the right to install (at Tenant’s sole cost and expense) exterior signage at the Project (“Tenant’s Signage”). Tenant’s Signage shall be subject to all applicable governmental laws, rules, regulations, codes and approvals. The content, size, design, specifications, precise location, graphics, materials, colors and all other specifications of the Tenant’s Sign shall be subject to the approval of Landlord, which approval shall not be unreasonably withheld, and shall be consistent with exterior design and materials of the Buildings and Project. Tenant shall be responsible for all costs and expenses incurred in connection with the design, construction, installation, repair, operation, maintenance and compliance with laws of the Tenant’s Signage. Upon the expiration of the Lease Term or the earlier termination of Tenant’s signage rights under this Article 23, Tenant shall, at Tenant’s sole cost and expense, remove the Tenant’s Signage and repair any and all damage to the Buildings and/or Project caused by such removal.

23.2        Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord are prohibited. Except as may be specifically set forth herein, Tenant may not install any signs on the exterior or roof of the Buildings, Project or the Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Buildings), or other items visible from the exterior of the Premises or Buildings or Project, shall be subject to the prior approval of Landlord, in its reasonable discretion as well as subject to Applicable Laws and the terms of Section 8.6 of this Lease.

ARTICLE 24

COMPLIANCE WITH LAW

Tenant shall not do anything or suffer anything to be done in or about the Premises, Buildings or Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (collectively, “Applicable Laws”). At its sole cost and expense, Tenant shall promptly comply with all such Applicable Laws which relate to (i) Tenant’s use of the Premises, Buildings and Project, (ii) the Building Structure, but, as to the Building Structure, only to the extent such obligations are triggered by Tenant’s Alterations, the Tenant Improvements, or Tenant’s manner of use of the Premises, and (iii) any aspect or portion of the Project, Buildings, Common Areas or Premises, except to the extent the express responsibility of Landlord hereunder. Tenant’s obligations hereunder to comply with Applicable Laws shall include, without limitation, compliance with Applicable Laws with respect to (a) the Tenant Improvements and any Alterations, (b) all systems and equipment servicing the Premises, Buildings and/or Project, and (c) the Common Areas (including, without limitation, the parking facilities). Tenant shall be responsible, at its sole cost and expense, to make all alterations to the Premises as are required to comply with the governmental rules, regulations, requirements or standards described in this Article 24. Landlord shall comply with all Applicable Laws relating to the (x) Building Structure, and (y) hazardous materials (as defined pursuant to Applicable Law as of the date hereof) existing at the Project as of the date of this Lease, provided in each event that compliance with such Applicable Laws is not the responsibility of Tenant under this Lease, and provided further that Landlord’s failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy for the Premises, or would unreasonably and materially affect the safety of Tenant’s employees or create a significant health hazard for Tenant’s employees, or would otherwise have a material adverse effect upon Tenant or its use and occupancy of the Premises in accordance with the terms of this Lease (collectively, the “Landlord Compliance Conditions”).

ARTICLE 25

LATE CHARGES

If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) days after said amount is due on more than two (2) occasions in any twelve (12) month period, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount plus any attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at the “Interest Rate.” For purposes of this Lease, the “Interest Rate” shall be an annual rate equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published), plus two (2) percentage points, and (ii) the highest rate permitted by applicable law.

ARTICLE 26

LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1        Landlord’s Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

26.2        Tenant’s Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of Section 26.1 after the expiration of any applicable notice and cure period. Tenant’s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

ARTICLE 27

ENTRY BY LANDLORD

Landlord reserves the right at any time upon not less than twenty-four (24) hours prior notice (except in the event of an emergency, in which case no notice shall be required) to enter the Project for any reasonable purpose. In addition, Landlord reserves the right, all reasonable times upon reasonable notice to Tenant (except in the case of an emergency), to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers, or during the last twelve (12) months of the Lease Term, to prospective tenants; (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises, Buildings or Project as set forth in this Lease, or for structural alterations, repairs or improvements to the Buildings or Project. Notwithstanding anything to the contrary contained in this Article 27, Landlord may enter the Premises at any time to (A) take possession due to any breach of this Lease beyond any applicable notice and cure period in the manner provided herein; and (B) perform any covenants of Tenant which

Tenant fails to perform. Landlord may make any such entries without the abatement of Rent (except as otherwise expressly set forth in Section 6.7, above), and may take such reasonable steps as required to accomplish the stated purposes. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, Buildings and Project, except as otherwise set forth herein. Notwithstanding anything to the contrary set forth in this Article 27, Tenant may designate certain areas of the Premises as “Secured Areas” should Tenant require such areas for the purpose of securing certain valuable property or confidential information. Landlord shall not have a key to enter such Secured Area and may only enter the Secured Areas (i) in an emergency, (ii) to maintain or repair such secured areas to the extent such repair or maintenance is required in order to maintain and repair the Building Structure or as required by Applicable Law, or (iii) as reasonably otherwise required by Landlord. Any entry into the Secured Areas (except in an emergency) shall occur only upon prior notice to Tenant, in accordance with a schedule reasonably designated by Tenant, and Tenant shall have the right to have a representative of Tenant present during any such entry by Landlord into a Secured Area. In an emergency, Landlord shall have the right to use any reasonable means that Landlord may deem proper to open the doors in and to the Premises, Buildings and Project. Any entry into the Premises, Buildings and Project by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord herein.

ARTICLE 28

TENANT PARKING

Tenant shall, commencing on the Lease Commencement Date, have the exclusive right to utilize, without additional charge, the entirety of the parking facilities servicing the Project, Tenant shall be responsible for the full amount of any taxes imposed by any governmental authority in connection with the use of the parking facility by Tenant. In addition, during the Lease Term, Tenant shall, at Tenant’s sole cost and expense, repair, maintain and operate the Project parking facilities, provided that, as set forth in Section 7.1, above, Landlord shall be responsible for structural repairs to the parking facility as and to the extent set forth in Section 7.1.

ARTICLE 29

MISCELLANEOUS PROVISIONS

29.1        Terms; Captions. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2        Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3        No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

29.4        Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Buildings or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within twenty (20) days following a request therefor. At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within twenty (20) days following the request therefor. In no event shall Tenant be required to agree, and Landlord shall not have any right of termination of this Lease for Tenant’s refusal to agree to any modification of the provisions of this Lease under this Section 29.4 relating to (i) the amount Rent, (ii) the size or location of the Premises, (iii) the duration of the Lease Term or the Lease Commencement Date, (iv) a reduction in the amount of the Tenant Improvement Allowance or any free rent period due to Tenant.

29.5        Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Buildings and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, and Tenant shall attorn to such transferee. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

29.6        Prohibition Against Recording. Except as provided in Section 29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

29.7        Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8        Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9        Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

29.10      Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

29.11      Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.12      No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

29.13      Landlord Exculpation. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Buildings, provided that in no event shall such liability extend to any sales or insurance proceeds received by Landlord or the Landlord Parties in connection with the Project, Buildings or Premises. Neither Landlord, nor any of the Landlord

Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

29.14      Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.15      Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease and except as to Tenant’s obligations under Articles 5 and 24 of this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

29.16      Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

29.17      Notices. All notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (B) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, (C) delivered by a nationally recognized overnight courier, or (D) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the telecopy is transmitted, (iii) the date the overnight courier delivery is made, or (iv) the date personal delivery is made or attempted to be made. If Tenant is notified of the identity and address of Landlord’s mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant’s exercising any remedy available to Tenant. As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

c/o Lexington Commercial
9350 Wilshire Boulevard
Suite 400
Beverly Hills, California 90212

Attn: Ms. Alisa Freundlich

and

Allen Matkins Leck Gamble & Mallory LLP
1901 Avenue of the Stars, Suite 1800
Los Angeles, California 90067
Attention: Anton N. Natsis, Esq.

29.18      Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.19      Authority. If Tenant is a corporation, trust or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. Landlord has the right and lawful authority to enter into this Lease and perform Landlord’s obligations hereunder, including, but not limited to, the right and lawful authority to terminate, if required, any right of any present or prior tenant of the Premises and to deliver possession thereof to Tenant.

29.20      Attorneys’ Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

29.21      Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the laws of the State of California. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE OF CALIFORNIA, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

29.22      Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.23      Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party.

29.24      Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and, except as otherwise expressly set forth in this Lease to the contrary, Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

29.25      Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

29.26      Intentionally Deleted.

29.27      Transportation Management. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Buildings, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

29.28      No Violation. Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from Tenant’s breach of this warranty and representation.

29.29      Communications and Computer Lines. Tenant may install, maintain, replace, remove or use any communications or computer wires and cables (collectively, the “Lines”) at the Project in or serving the Premises, provided that (i) Tenant shall obtain Landlord’s prior written consent, use an experienced and qualified contractor, and comply with all of the other provisions of Articles 7 and 8 of this Lease, (ii) the Lines therefor (including riser cables) shall be (x) appropriately insulated to prevent excessive electromagnetic fields or radiation, (y) surrounded by a commercially reasonable protective conduit, and (z) identified in accordance with the “Identification Requirements,” as that term is set forth hereinbelow, (iii) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations, (iv) as a condition to permitting the installation of new Lines, Tenant shall remove existing Lines located in or serving the Premises and repair any damage in connection with such removal, and (v) Tenant shall pay all costs in connection therewith. All Lines shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant’s name, telephone number and the name of the person to contact in the case of an emergency (A) every four feet (4’) outside the Premises (specifically including, but not limited to, the electrical room risers and other Common Areas), and (B) at the Lines’ termination point(s) (collectively, the “Identification Requirements”)._Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time (1) are in violation of any Applicable Laws, (2) are inconsistent with then-existing industry standards (such as the standards promulgated by the National Fire Protection Association (e.g., such organization’s “2002 National Electrical Code”)), or (3) otherwise represent a dangerous or potentially dangerous condition.

29.30      Intentionally Deleted.

29.31      Guaranty. This Lease is subject to and conditioned upon Tenant delivering to Landlord, concurrently with Tenant’s execution and delivery of this Lease, a guaranty (a “Guaranty”) in the form attached hereto as Exhibit E, which guaranty shall be fully executed by and binding upon The Children’s Place Retail Stores, Inc., a Delaware corporation (the “Guarantor”).

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

“LANDLORD”:

443 SOUTH RAYMOND OWNER, LLC, a California limited liability company
SEE ATTACHED SIGNATURE PAGE INSERT

“TENANT”:

THE CHILDREN’S PLACE SERVICES COMPANY, LLC, a Delaware limited liability company,

By:	/s/ Neal Goldberg

	Its:	NEAL GOLDBERG – PRESIDENT

By:	/s/ Seth Udasin

	Its:	SETH UDASIN, VP.

Signature Page Insert for Office Lease, dated January 21, 2005, between 443 South Raymond Owner, LLC, a California limited liability company, as Landlord, and The Children’s Place Services Company, LLC, a Delaware limited liability company, as Tenant, with respect to certain space at the project located at 443 South Raymond Avenue, Pasadena California

“LANDLORD”:

443 SOUTH RAYMOND OWNER, LLC a California limited liability company

By:	Royal Laundry, LLC
a Delaware limited liability company

	By:	Lexington Commercial Holdings, Inc.
a California corporation, its Manager

		By:	/s/ Alisa Freundlich
Alisa Freundlich
Chief Operating Officer

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EXHIBIT A

443 SOUTH RAYMOND AVENUE

OUTLINE OF PREMISES

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2

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EXHIBIT A-l

443 SOUTH RAYMOND AVENUE

SITE PLAN

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EXHIBIT B

443 SOUTH RAYMOND AVENUE

TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Tenant Work Letter to Articles or Sections of “this Lease” shall mean the relevant portions of Articles 1 through 29 of the Office Lease to which this Tenant Work Letter is attached as Exhibit B, and all references in this Tenant Work Letter to Sections of “this Tenant Work Letter” shall mean the relevant portions of Sections 1 through 5 of this Tenant Work Letter.

SECTION 1

DELIVERY OF THE PREMISES AND BASE BUILDING; ROOF WORK

1.1                                 In General. Following the full execution and unconditional delivery of this Lease, Landlord shall deliver the Premises, Buildings and Project to Tenant, and Tenant shall accept the Premises, Buildings and Project from Landlord in their presently existing, “as-is” condition, subject to Landlord’s obligations under the Lease and provided that, prior to or concurrently with the construction of the initial Tenant Improvements, Landlord shall, at Landlord’s sole cost and expense, make necessary repairs to the “alley” side of Building B in order that, as of the Lease Commencement Date, water from such alley shall not penetrate the interior of the Premises.

1.2                                 Roof Work. Landlord and Tenant hereby acknowledge and agree that (i) certain repairs are presently required to the roof of the Buildings and that Landlord shall, following the date. hereof, make such repairs as required in accordance with the terms of this Lease (at Landlord’s sole cost and expense), (ii) Tenant shall perform certain work (including, without limitation, certain HVAC and insulation work) as part of the Tenant Improvements which will or may require modification, alteration or improvement of the roof (which work and corresponding modifications, alterations or improvements shall be at Tenant’s sole cost and expense, subject to Tenant’s right to utilize the Tenant Improvement Allowance in accordance with the terms of this Tenant Work Letter), and (iii) Landlord and Tenant shall cooperate with each other on a commercially reasonable basis in order that each party shall be permitted to perform and complete their respective work in a commercially reasonable manner. At Landlord’s option, Tenant shall be required to utilize Landlord’s roof contractor with respect to work relating to or affecting the roof (provided such contractor is reasonably competitively priced).

SECTION 2

TENANT IMPROVEMENTS

2.1                                 Tenant Improvement Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the “Tenant Improvement Allowance”) in the amount of $5,000,000.00 for the costs relating to the initial design and construction of Tenant’s improvements, which are permanently affixed to the Premises (the “Tenant Improvements”). Tenant hereby acknowledges and agrees that the Tenant Improvements shall include the installation of base building systems and equipment (including, without limitation, electrical, hvac, sprinkler, life-safety, plumbing and similar systems) necessary to cause the Buildings and Premises to function as first class office buildings to be occupied by a first class office tenant. In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance.

2.2                                 Disbursement of Tenant Improvement Allowance by Landlord.

2.2.1                       Tenant Improvement Allowance Items. Except as otherwise set forth in this Tenant Work Letter, Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the “Tenant Improvement Allowance Items”):

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2.2.1.1               Payment of the fees of the “Architect” and the “Engineers,” as those terms are defined in Section 3.1 of this Tenant Work Letter, which fees shall, notwithstanding anything to the contrary contained in this Tenant Work Letter, and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the “Construction Drawings,” as that term is defined in Section 3.1 of this Tenant Work Letter;

2.2.1.2               The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

2.2.1.3               The cost of construction of the Tenant Improvements, including, without limitation, purchase of materials and HVAC equipment, testing and inspection costs, freight elevator usage, hoisting and trash removal costs, and contractors’ fees and general conditions;

2.2.1 4               The cost of any changes in the Building Structure when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.2.1.5               The cost of any changes to the Construction Drawings or Tenant Improvements required by all applicable building codes (the “Code”);

2.2.1.6               The cost of the “Coordination Fee,” as that term is defined in Section 4.2.2 of this Tenant Work Letter;

2.2.1.7               Sales and use taxes; and

2.2.1.8               The cost of movable furniture and fixtures and telecommunications equipment to be used in the Premises (“Personal Property”), provided that in no event shall in excess of $1,500,000.00 of Tenant Improvement Allowance be utilized by Tenant for Personal Property.

2.2.2.                  Disbursement of Tenant Improvement Allowance. During the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows.

2.2.2.1               Monthly Disbursements. On or before the first day of each calendar month during the construction of the Tenant Improvements, Tenant shall deliver to Landlord: (i) a request for payment of the “Contractor,” as that term is defined in Section 4.1 of this Tenant Work Letter, approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed and the portion not completed; (ii) invoices from “Tenant’s Agents,” as that term is defined in Section 4.1.2 of this Tenant Work Letter, for labor rendered and materials delivered to the Premises; (iii) executed mechanic’s lien releases from “Contractor,” as that term is defined in Section 4.1, below, which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 3262(d); and (iv) all other information reasonably requested by Landlord (the “Allowance Documentation”). Tenant’s request for payment shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s payment request vis-a-vis Landlord. Within fifteen (15) business days following Landlord’s receipt of the Allowance Documentation, Landlord shall deliver a check to Tenant made payable to Tenant in payment of the lesser of: (A) the amounts so requested by Tenant, as set forth in this Section 2.2.2.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the “Final Retention”), and (B) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention), provided that no such retention shall be duplicative of the retention Tenant would otherwise hold (but will not withhold) pursuant to Tenant’s agreement with Contractor, and provided further that Landlord’s disbursement obligation shall only be applicable to the extent that Landlord does not dispute any request for payment based on non-compliance of any work with the “Approved Working Drawings,” as that term is defined in Section 3.4 below. Landlord’s payment of such amounts

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shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.

2.2.2.2               Final Retention. Subject to the provisions of this Tenant Work Letter, a check for the Final Retention payable jointly to Tenant and Contractor shall be delivered by Landlord to Tenant following the completion of construction of the Premises, provided that (i) Tenant delivers to Landlord properly executed mechanics lien releases in compliance with both California Civil Code Section 3262(d)(2) and either Section 3262(d)(3) or Section 3262(d)(4), and (ii) Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Tenant Improvements in the Premises has been substantially completed in accordance with the “Approved Working Drawings,” as that term is defined in Section 2.4, below.

2.2.2.3               Other Terms. Landlord shall only be obligated to make disbursements from Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items. All Tenant Improvement Allowance Items for which the Tenant Improvement Allowance has been made available shall be deemed Landlord’s property under the terms of this Lease; provided that any Personal Property shall only be and become the property of Landlord to the extent that Tenant shall default under this Lease after the expiration of any applicable notice and cure period.

2.3                                 Failure to Disburse Tenant Improvement Allowance. If Landlord fails to timely fulfill its obligation to fund any portion of the Tenant Improvement Allowance, Tenant shall be entitled to deliver notice (“Payment Notice”) thereof to Landlord and to any mortgage or trust deed holder of the Buildings whose identity and address have been previously provided to Tenant. If Landlord still fails to fulfill any such obligation within ten (10) business days after Landlord’s receipt of the Payment Notice from Tenant and if Landlord fails to deliver notice to Tenant within such ten (10) business day period explaining Landlord’s reasons that Landlord believes that the amounts described in Tenant’s Payment Notice are not due and payable by Landlord (“Refusal Notice”), Tenant shall be entitled to offset the amount so funded, together with interest at the Interest Rate from the last day of such 10-business day period until the date of offset, against Tenant’s next obligations to pay Rent. However, if Tenant is in default under Section 19.1.1 of this Lease after the expiration of any applicable notice and cure period at the time that such offset would otherwise be applicable, Tenant shall not be entitled to such offset until such default is cured. If Landlord delivers a Refusal Notice, and if Landlord and Tenant are not able to agree on the amounts to be so paid by Landlord, if any, within ten (10) days after Tenant’s receipt of a Refusal Notice, Tenant may, at Tenant’s option, proceed to claim a default by Landlord. If Tenant prevails in any such action, the award shall include interest at the Interest Rate calculated from the last day of the 10-business day period until the date of Landlord’s payment of such award. Similarly, if Tenant prevails in any such action, Tenant shall be entitled to apply such award as a credit against Tenant’s obligations to pay Rent.

SECTION 3

CONSTRUCTION DRAWINGS

3.1                                 Selection of Architect/Construction Drawings. Tenant shall retain a licensed (the “Architect”) to prepare the “Construction Drawings,” as that term is defined in this Section 3.1. Tenant shall retain licensed and qualified engineering consultants (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Premises. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.” All Construction Drawings shall be subject to Landlord’s approval, which shall not be unreasonably withheld, conditioned, or delayed. In addition, Tenant shall comply with the terms of Section 8.6 of the Lease with respect to all Tenant Improvements (and all Construction Drawings). Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be

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rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant’s waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings.

3.2                                 Final Space Plan. Tenant shall supply Landlord with four (4) copies signed by Tenant of its final space plan for the Premises before any architectural working drawings or engineering drawings have been commenced. The final space plan (the “Final Space Plan”) shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein and shall be subject to the approval of Landlord (which shall not be unreasonably withheld or delayed). Landlord may, to the extent reasonably required, request clarification or more specific drawings for special use items not included in the Final Space Plan.

3.3                                 Final Working Drawings. After the Final Space Plan has been approved by Landlord, Tenant shall supply the Engineers with a complete listing of standard and non-standard equipment and specifications, including, without limitation, B.T.U. calculations, electrical requirements and special electrical receptacle requirements for the Premises, to enable the Engineers and the Architect to complete the “Final Working Drawings” (as that term is defined below) in the manner as set forth below. Upon the approval of the Final Space Plan by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Working Drawings”) and shall submit the same to Landlord for Landlord’s approval, which shall not be unreasonably withheld or delayed. Tenant shall supply Landlord with four (4) copies signed by Tenant of such Final Working Drawings. Landlord shall advise Tenant within ten (10) business days after Landlord’s receipt of the Final Working Drawings for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall within ten (10) business days, revise the Final Working Drawings in accordance with such review and any disapproval of Landlord in connection therewith.

3.4                                 Approved Working Drawings. The Final Working Drawings shall be approved by Landlord (the “Approved Working Drawings”) prior to the commencement of construction of the Premises by Tenant. After approval by Landlord of the Final Working Drawings, Tenant may submit the same to the appropriate municipal authorities for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld or delayed.

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1                                 Tenant’s Selection of Contractors.

4.1.1                        The Contractor. A general contractor shall be retained by Tenant to construct the Tenant Improvements. Such general contractor (“Contractor”) shall be selected by Tenant and approved by Landlord, which shall not be unreasonably withheld or delayed, and Tenant shall deliver to Landlord notice of its selection of the Contractor upon such selection.

4.1.2                        Tenant’s Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as “Tenant’s Agents”) shall be qualified and licensed to do business in California.

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4.2                                 Construction of Tenant Improvements by Tenant’s Agents.

4.2.1                        Construction Contract; Cost Budget. Prior to Tenant’s execution of the construction contract and general conditions with Contractor (the “Contract”), Tenant shall submit the Contract to Landlord for its records. Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred, as set forth more particularly in Sections 2.2.1.1 through 2.2.1.8, above, in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the amount of the Contract. Tenant shall be solely responsible for, and shall make payments for, any and all costs of the Tenant Improvements or costs otherwise incurred under this Tenant Work Letter, to the extent the aggregate of such costs are in excess of the Tenant Improvement Allowance, out of Tenant’s own funds, but Tenant shall continue to provide Landlord with Allowance Documentation, for Landlord’s approval, prior to Tenant paying such costs. In no event shall Landlord be obligated to disburse an amount in excess of Tenant Improvement Allowance pursuant to the terms of the Tenant Work Letter.

4.2.2                        Tenant’s Agents.

4.2.2.1              Landlord’s General Conditions for Tenant’s Agents and Tenant Improvement Work. Tenant’s and Tenant’s Agent’s construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings; (ii) Tenant’s Agents shall submit schedules of all work relating to the Tenant’s Improvements to Landlord; and (iii) Tenant shall abide by all reasonable construction rules made by Landlord. Tenant shall pay a logistical coordination fee (the “Coordination Fee”) to Landlord in an amount equal $25,000.00, which Coordination Fee shall be for services relating to the coordination of the construction of the Tenant Improvements.

4.2.2.2              Indemnity. Tenant’s indemnity of Landlord as set forth in this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Tenant Improvements and/or Tenant’s disapproval of all or any portion of any request for payment. Except to the extent resulting from the negligence or willful misconduct of Landlord or the Landlord Parties, such indemnity by Tenant, as set forth in this Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord’s performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.

4.2.2.3              Requirements of Tenant’s Agents. Each of Tenant’s Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant’s Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such contractor or subcontractors and (ii) the Lease Commencement Date. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract. Notwithstanding anything contained in this Section 4.2.2.3 to the contrary, Tenant shall only be required to obtain warranties and guarantees as set forth herein to the extent available on a commercially reasonably basis. Upon a default by Tenant after the expiration of any applicable cure period, Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect direct enforcement of the guarantees and warranties by Landlord.

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4.2.2.4              Insurance Requirements.

4.2.2.4.1                   General Coverages. All of Tenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in this Lease.

4.2.2.4.2                   Special Coverages. Tenant shall carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to this Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant’s Agents shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $500,000 per incident, $2,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in this Lease.

4.2.2.4.3                   General Terms. Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor’s equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense. Tenant’s Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Tenant. All policies carried under this Section 4.2.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant’s Agents. All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.2 of this Tenant Work Letter.

4.2.3                        Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.

4.2.4                        Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all reasonable times, provided however, that Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements constitute Landlord’s approval of the same. Should Landlord disapprove any portion of the Tenant Improvements because the same do not comply with the Approved Working Drawings or due to materially substandard work, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any disapproval by Landlord of the Tenant Improvements in accordance with the terms hereof shall be rectified by Tenant at no expense to Landlord (provided that the foregoing shall not alter Tenant’s right to any remaining portion of the Tenant Improvement Allowance), provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might adversely affect the Building Structure or exterior appearance of the Building or the Project’s Historical Designation, Landlord may following 10 business days notice to Tenant (except in the case of an emergency, in which case no notice shall be required), take such action as Landlord deems necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such defect, deviation and/or matter,

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including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord’s reasonable satisfaction. Tenant hereby acknowledges and agrees that, for purposes of this Section 4.2.4, an emergency shall be deemed to include any matter which might adversely affect the Historical Designation of the Project, or any portion thereof.

4.2.5                       Meetings. Commencing upon the execution of this Lease, Tenant shall hold periodic meetings with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at a location designated by Tenant, in Tenant’s reasonable discretion, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings.

4.3                                 Notice of Completion; Copy of Record Set of Plans. Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the “record-set” of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord two (2) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

SECTION 5

DELAY OF LEASE COMMENCEMENT DATE

5.1                                 Lease Commencement Date Delays. The Lease Commencement Date shall occur as provided in Article 2 of this Lease, provided that the Lease Commencement Date shall be delayed by the number of days of delay of the “substantial completion of the Tenant Improvements,” as that term is defined below in this Section 5, in the Premises which is caused solely by a “Lease Commencement Date Delay”, provided further that, notwithstanding anything in this Section 5 to the contrary, in no event shall the Lease Commencement Date be extended pursuant to the terms of this Section 5 beyond December 31, 2005. As used herein, the term “Lease Commencement Date Delay” shall mean only a “Force Majeure Delay” or a “Delivery Delay,” as those terms are defined below in this Section 5.1. As used herein, the term “Force Majeure Delay” shall mean only an actual delay resulting from fire, earthquake, explosion, flood, hurricane, the elements, acts of God or the public enemy, war, invasion, insurrection, rebellion, riots, industry-wide labor strikes or lockouts (which objectively preclude Tenant from obtaining from any reasonable source of union labor or substitute materials at a reasonable cost necessary for completing the Tenant Improvements), and delays (beyond eight (8) weeks following the date of Tenant’s submission of Landlord approved plans) for Tenant to obtain permits for the Tenant Improvements (except to the extent any such delay results from or is related to (i) the Tenant Improvements including improvements which are not typical and customary general office tenant improvements, (ii) Tenant’s failure to respond to governmental requests and/or requirements on a commercially reasonable basis (including, without limitation, with respect to timing of resubmissions), and (iii) Tenant’s failure to cause Tenant’s plans or the improvements contained therein to comply with Applicable Laws). Notwithstanding anything to the contrary contained herein, a Force Majeure Delay shall not include any of the foregoing delays to the extent caused by the negligence or wilful misconduct of Tenant, its contractors or agents. As used in this Tenant Work Letter, “Delivery Delay” shall mean only an actual delay resulting from Landlord’s failure to promptly deliver the Premises to Tenant following Tenant’s request following the full execution and unconditional delivery of this Lease.

5.2                                 Determination of Lease Commencement Date Delay. If Tenant contends that a Lease Commencement Date Delay has occurred, Tenant shall notify Landlord in writing within five (5) business days of each of (i) the date upon which such Lease Commencement Date Delay

7

becomes known to Tenant, Architect, or Contractor and (ii) the date upon which such Lease Commencement Date Delay ends (the “Termination Date”). If such actions, inaction or circumstances described in the notice set forth in clause (i), above (the “Delay Notice”) are not cured by Landlord within one (1) business day of receipt of the Delay Notice and if such actions, inaction or circumstances otherwise qualify as a Lease Commencement Date Delay, then a Lease Commencement Date Delay shall be deemed to have occurred commencing as of the date of Landlord’s receipt of the Delay Notice and ending as of the Termination Date.

5.3                                 Definition of Substantial Completion of the Tenant Improvements. For purposes of this Section 5, “substantial completion of the Tenant Improvements” shall mean completion of construction of the Tenant Improvements in the Premises pursuant to the “Approved Working Drawings,” with the exception of any punch list items, any furniture, fixtures, work-stations, built-in furniture or equipment (even if the same requires installation or electrification by Tenant’s Agents), and any tenant improvement finish items and materials which are selected by Tenant but which are not available within a reasonable time (given the date of the Lease Commencement Date).

SECTION 6

MISCELLANEOUS

6.1                                 Tenant’s Representative. Tenant has designated Mr. Michael Dubiel as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

6.2                                 Landlord’s Representative. Landlord has designated Mr. Jonathan Lonner as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

6.3                                 Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

6.4                                 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if an event of default beyond any applicable notice and cure period as described in the Lease or this Tenant Work Letter has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to this Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of this Lease (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such inaction by Landlord).

6.5                                 Bonding. Notwithstanding anything to the contrary set forth in this Tenant Work Letter, neither Tenant nor Contractor nor Tenant’s Agents shall be required to obtain or provide any completion or performance bond in connection with any Tenant Improvement work performed by or on behalf of Tenant.

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EXHIBIT C

443 SOUTH RAYMOND AVENUE

NOTICE OF LEASE TERM DATES

To:

Re:                 Office Lease dated                , 200    between                                    , a                                     (“Landlord”),                                               and                                              , a                                               (“Tenant”) concerning premises located at                                                        ,                                              , California.

Gentlemen:

In accordance with the Office Lease (the “Lease”), we wish to advise you and/or confirm as follows:

1.                         The Lease Term shall commence on or has commenced on                                      for a term of                                       ending on                                        .

2.                         Rent commenced to accrue on                                        , in the amount of                                    .

3.                         If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

4.                         Your rent checks should be made payable to                                       at                                        .

5.                         The exact number of rentable/usable square feet within the Premises is                            square feet.

“Landlord”:

a

By:
Its:

Agreed to and Accepted as of , 200 .
“Tenant”:

a
By:
Its:

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EXHIBIT D

443 SOUTH RAYMOND AVENUE

FORM OF TENANT’S ESTOPPEL CERTIFICATE

The undersigned as Tenant under that certain Office Lease (the “Lease”) made and entered into as of                   , 200   by and between                 as Landlord, and the undersigned as Tenant, for Premises located at             ,             , California               , certifies as follows:

1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2. The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on              , and the Lease Term expires on              , and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Buildings and/or the Project.

3. Base Rent became payable on              .

4. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

5. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

6. Tenant shall not modify the documents contained in Exhibit A without the prior written consent of Landlord’s mortgagee.

7. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through               . The current monthly installment of Base Rent is $               .

8. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder.

9. No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.

10. As of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord.

11. If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

12. There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

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13. Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

14. To the undersigned’s knowledge, all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at              on the              day of           , 200  .

“Tenant”:

a
By:
Its:
By:
Its:

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EXHIBIT E

443 SOUTH RAYMOND AVENUE

FORM OF GUARANTY OF LEASE

THIS GUARANTY OF LEASE (this “Guaranty”) is made as of January 21, 2005, by The Children’s Place Retail Stores, Inc., a Delaware corporation (the “Guarantor”), whose address is as set forth in Section 10 hereof, in favor of 443 South Raymond Owner, LLC, a California limited liability company (“Landlord”).

WHEREAS, Landlord and The Children’s Place Services Company, LLC, a Delaware limited liability company (“Tenant”) desire to enter into that certain Office Lease dated January 21, 2005 (the “Lease”) concerning certain premises located at 443 South Raymond Avenue, Pasadena, California;

WHEREAS, Guarantor has a financial interest in the Tenant; and

WHEREAS, Landlord would not execute the Lease if Guarantor did not execute and deliver to Landlord this Guaranty.

NOW, THEREFORE, for and in consideration of the execution of the foregoing Lease by Landlord and as a material inducement to Landlord to execute said Lease, Guarantor hereby absolutely, presently, continually, unconditionally and irrevocably guarantees the prompt payment by Tenant of all rentals and other sums payable by Tenant under said Lease and the faithful and prompt performance by Tenant of each and every one of the terms, conditions and covenants of said Lease to be kept and performed by Tenant, and further agrees as follows:

1.                 It is specifically agreed and understood that the terms, covenants and conditions of the Lease may be altered, affected, modified, amended, compromised, released or otherwise changed by agreement between Landlord and Tenant, or by course of conduct and Guarantor does guaranty and promise to perform all of the obligations of Tenant under the Lease as so altered, affected, modified, amended, compromised, released or changed and the Lease may be assigned by or with the consent of Landlord or any assignee of Landlord without consent or notice to Guarantor and that this Guaranty shall thereupon and thereafter guaranty the performance of said Lease as so changed, modified, amended, compromised, released, altered or assigned.

2.                 This Guaranty shall not be released, modified or affected by failure or delay on the part of Landlord to enforce any of the rights or remedies of Landlord under the Lease, whether pursuant to the terms thereof or at law or in equity, or by any release of any person liable under the terms of the Lease (including, without limitation, Tenant) or any other guarantor, including without limitation, any other Guarantor named herein, from any liability with respect to Guarantor’s obligations hereunder.

3.                 Guarantor’s liability under this Guaranty shall continue until all rents due under the Lease have been paid in full in cash and until all other obligations to Landlord have been satisfied, and shall not be reduced by virtue of any payment by Tenant of any amount due under the Lease. If all or any portion of Tenant’s obligations under the Lease is paid or performed by Tenant, the obligations of Guarantor hereunder shall continue and remain in full force and effect in the event that all or any part of such payment(s) or performance(s) is avoided or recovered directly or indirectly from Landlord as a preference, fraudulent transfer or otherwise.

4.                 Guarantor warrants and represents to Landlord that Guarantor now has and will continue to have full and complete access to any and all information concerning the Lease, the value of the assets owned or to be acquired by Tenant, Tenant’s financial status and its ability to pay and perform the obligations owed to Landlord under the Lease. Guarantor further warrants and represents that Guarantor has reviewed and approved copies of the Lease and is fully informed of the remedies Landlord may pursue, with or without notice to Tenant, in the event of default under the Lease. So long as any of the Guarantor’s obligations hereunder remains unsatisfied or owing to Landlord, Guarantor shall keep fully informed as to all aspects of Tenant’s financial condition and the performance of said obligations.

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5.                 Guarantor hereby covenants and agrees with Landlord that if a default shall at any time occur in the payment of any sums due under the Lease by Tenant or in the performance of any other obligation of Tenant under the Lease beyond any applicable notice and cure period, Guarantor shall and will forthwith upon demand pay such sums and any arrears thereof, to Landlord in legal currency of the United States of America for payment of public and private debts, and take all other actions necessary to cure such default and perform such obligations of Tenant.

6.                 The liability of Guarantor under this Guaranty is a guaranty of payment and performance and not of collectibility, and is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of the Lease or the pursuit by Landlord of any remedies which it now has or may hereafter have with respect thereto, at law, in equity or otherwise.

7.                 Guarantor hereby waives and agrees not to assert or take advantage of to the extent permitted by law: (i) all notices to Guarantor, to Tenant, or to any other person, including, but not limited to, notices of the acceptance of this Guaranty or the creation, renewal, extension, assignment, modification or accrual of any of the obligations owed to Landlord under the Lease and, except to the extent set forth in Section 9 hereof, enforcement of any right or remedy with respect thereto, and notice of any other matters relating thereto; (ii) notice of acceptance of this Guaranty; (iii) demand of payment, presentation and protest; (iv) any right to require Landlord to apply to any default any security deposit or other security it may hold under the Lease; (v) any statute of limitations affecting Guarantor’s liability hereunder or the enforcement thereof; (vi) any right or defense that may arise by reason of the incapability, lack of authority, death or disability of Tenant or any other person; and (vii) all principles or provisions of law which conflict with the terms of this Guaranty. Guarantor further agrees that Landlord may enforce this Guaranty upon the occurrence of a default under the Lease, notwithstanding any dispute between Landlord and Tenant with respect to the existence of said default or performance of the obligations under the Lease or any counterclaim, set-off or other claim which Tenant may allege against Landlord with respect thereto. Moreover, Guarantor agrees that Guarantor’s obligations shall not be affected by any circumstances which constitute a legal or equitable discharge of a guarantor or surety.

8.                 Guarantor agrees that Landlord may enforce this Guaranty without the necessity of proceeding against Tenant or any other guarantor. Guarantor hereby waives the right to require Landlord to proceed against Tenant, to proceed against any other guarantor, to exercise any right or remedy under the Lease or to pursue any other remedy or to enforce any other right.

9.             (a)           Guarantor agrees that nothing contained herein shall prevent Landlord from suing on the Lease or from exercising any rights available to it thereunder and that the exercise of any of the aforesaid rights shall not constitute a legal or equitable discharge of Guarantor. Without limiting the generality of the foregoing, Guarantor hereby expressly waives any and all benefits under California Civil Code § § 2809, 2810, 2819, 2845, 2847, 2848, 2849 and 2850.

(b)           Guarantor agrees that Guarantor shall have no right of subrogation against Tenant or any right of contribution against any other guarantor unless and until all amounts due under the Lease have been paid in full and all other obligations under the Lease have been satisfied. Guarantor further agrees that, to the extent the waiver of Guarantor’s rights of subrogation and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation Guarantor may have against Tenant shall be junior and subordinate to any rights Landlord may have against Tenant, and any rights of contribution Guarantor may have against any other guarantor shall be junior and subordinate to any rights Landlord may have against such other guarantor.

(c)           The obligations of Guarantor under this Guaranty shall not be altered, limited or affected by any case, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Tenant or any defense which Tenant may have by reason of order, decree or decision of any court or administrative body resulting from any such case. Landlord shall have the sole right to accept or reject any plan on behalf of Guarantor proposed in such case and to take any other action which Guarantor would be entitled to take, including, without limitation, the decision to file or not file a claim. Guarantor acknowledges and agrees that any payment

2

which accrues with respect to Tenant’s obligations under the Lease (including, without limitation, the payment of rent) after the commencement of any such proceeding (or, if any such payment ceases to accrue by operation of law by reason of the commencement of such proceeding, such payment as would have accrued if said proceedings had not been commenced) shall be included in Guarantor’s obligations hereunder because it is the intention of the parties that said obligations should be determined without regard to any rule or law or order which may relieve Tenant of any of its obligations under the Lease. Guarantor hereby permits any trustee in bankruptcy, receiver, debtor-in-possession, assignee for the benefit of creditors or similar person to pay Landlord, or allow the claim of Landlord in respect of, any such payment accruing after the date on which such proceeding is commenced. Guarantor hereby assigns to Landlord Guarantor’s right to receive any payments from any trustee in bankruptcy, receiver, debtor-in-possession, assignee for the benefit of creditors or similar person by way of dividend, adequate protection payment or otherwise.

10.               Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Guaranty or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Guaranty) and shall be deemed to have been properly given, rendered or made only if hand-delivered or sent by first-class mail, postage pre-paid, addressed to the other party at its respective address set forth below, and shall be deemed to have been given, rendered or made on the day it is hand-delivered or one day after it is mailed, unless it is mailed outside of Los Angeles County, California, in which case it shall be deemed to have been given, rendered or made on the third business day after the day it is mailed. By giving notice as provided above, either party may designate a different address for notices, statements, demands, consents, approvals or other communications intended for it.

To Guarantor:	915 Secaucus Road
Secaucus, New Jersey 07094
Attention: VP/Real Estate

and

915 Secaucus Road
Secaucus, New Jersey 07094
Attention: Sr. VP/General Counsel

To Landlord:	c/o Lexington Commercial
9350 Wilshire Boulevard, Suite 400
Beverly Hills, California 90212
Attn: Ms. Alisa Freundlich

and

Allen Matkins Leck Gamble & Mallory LLP
1901 Avenue of the Stars
Suite 1800
Los Angeles, California 90067
Attention: Anton N. Natsis, Esq.

11.               Guarantor represents and warrants to Landlord as follows:

(a)           No consent of any other person, including, without limitation, any creditors of Guarantor, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by Guarantor in connection with this Guaranty or the execution, delivery, performance, validity or enforceability of this Guaranty and all obligations required hereunder. This Guaranty has been duly executed and delivered by Guarantor, and constitutes the legally valid and binding obligation of Guarantor enforceable against such Guarantor in accordance with its terms.

(b)           The execution, delivery and performance of this Guaranty will not violate any provision of any existing law or regulation binding on Guarantor, or any order,

3

judgment, award or decree of any court, arbitrator or governmental authority binding on Guarantor, or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which Guarantor is a party or by which Guarantor or any of Guarantor’s assets may be bound, and will not result in, or require, the creation or imposition of any lien on any of Guarantor’s property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract, or other agreement, instrument or undertaking.

12.               The obligations of Tenant under the Lease to execute and deliver estoppel statements, as therein provided, shall be deemed to also require the Guarantor hereunder to do and provide the same relative to Guarantor.

13.               This Guaranty shall be binding upon Guarantor, Guarantor’s heirs, representatives, administrators, executors, successors and assigns and shall inure to the benefit of and shall be enforceable by Landlord, its successors, endorsees and assigns. As used herein, the singular shall include the plural, and the masculine shall include the feminine and neuter and vice versa, if the context so requires.

14.               The term “Landlord” whenever used herein refers to and means the Landlord specifically named in the Lease and also any assignee of said Landlord, whether by outright assignment or by assignment for security, and also any successor to the interest of said Landlord or of any assignee in the Lease or any part thereof, whether by assignment or otherwise. So long as the Landlord’s interest in or to the Premises (as that term is used in the Lease) or the rents, issues and profits therefrom, or in, to or under the Lease, are subject to any mortgage or deed of trust or assignment for security, no acquisition by Guarantor of the Landlord’s interest in the Premises or under the Lease shall affect the continuing obligations of Guarantor under this Guaranty, which obligations shall continue in full force and effect for the benefit of the mortgage, beneficiary, trustee or assignee under such mortgage, deed of trust or assignment, or any purchaser at sale by judicial foreclosure or under private power of sale, and of the successors and assigns of any such mortgagee, beneficiary, trustee, assignee or purchaser.

15.               The term “Tenant” whenever used herein refers to and means the Tenant in the Lease specifically named and also any assignee or sublessee of said Lease and also any successor to the interests of said Tenant, assignee or sublessee of such Lease or any part thereof, whether by assignment, sublease or otherwise.

16.               In the event of any dispute or litigation regarding the enforcement or validity of this Guaranty, Guarantor shall be obligated to pay all charges, costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by Landlord, whether or not any action or proceeding is commenced regarding such dispute and whether or not such litigation is prosecuted to judgment.

17.               This Guaranty shall be governed by and construed in accordance with the laws of the State of California, and in a case involving diversity of citizenship, shall be litigated in and subject to the jurisdiction of the courts of California.

18.               Every provision of this Guaranty is intended to be severable. In the event any term or provision hereof is declared to be illegal or invalid for any reason whatsoever by a court of competent jurisdiction, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

19.               This Guaranty may be executed in any number of counterparts each of which shall be deemed an original and all of which shall constitute one and the same Guaranty with the same effect as if all parties had signed the same signature page. Any signature page of this Guaranty may be detached from any counterpart of this Guaranty and re-attached to any other counterpart of this Guaranty identical in form hereto but having attached to it one or more additional signature pages.

20.               No failure or delay on the part of Landlord to exercise any power, right or privilege under this Guaranty shall impair any such power, right or privilege, or be construed to be a waiver of any default or any acquiescence therein, nor shall any single or partial exercise of such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

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21.               This Guaranty shall constitute the entire agreement between Guarantor and the Landlord with respect to the subject matter hereof. No provision of this Guaranty or right of Landlord hereunder may be waived nor may Guarantor be released from any obligation hereunder except by a writing duly executed by an authorized officer, director or trustee of Landlord.

22.               The liability of Guarantor and all rights, powers and remedies of Landlord hereunder and under any other agreement now or at any time hereafter in force between Landlord and Guarantor relating to the Lease shall be cumulative and not alternative and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Landlord by law.

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first above written

THE CHILDREN’S PLACE RETAIL STORES, INC., a Delaware corporation
By:
Its:

By:
Its:

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EXHIBIT F

443 SOUTH RAYMOND AVENUE

NET EQUIVALENT LEASE RATE

1.         METHODOLOGY FOR COMPARING THE COMPARABLE TRANSACTIONS.

In order to analyze the Comparable Transactions based on the factors to be considered in calculating Fair Rental Value, and given that the Comparable Transactions may vary in terms of length or term, rental rate, concessions, etc., the following steps shall be taken into consideration to “normalize” the objective data from each of the Comparable Transactions. By taking this approach, a “Net Equivalent Lease Rate” for each of the Comparable Transactions shall be determined using the following steps to normalize the Comparable Transactions, which will allow for an “apples to apples” comparison of the Comparable Transactions.

1.1 The contractual rent payments for each of the Comparable Transactions should be arrayed annually over the lease term. From this figure, the initial lease year operating expenses (from gross leases) should be deducted, leaving a net lease rate over the lease term. This results in the net rent received by each landlord under the Comparable Transactions.

1.2 Any free rent or similar inducements received over time should be deducted in the time period in which they occur, resulting in the net cash flow arrayed over the lease term.

1.3 The resultant net cash flow from the lease should be then discounted (using an 6.0% discount rate) to the lease commencement date, resulting in a net present value estimate.

1.4 From the net present value, up-front inducements (tenant improvement allowances and other concessions) should be deducted. These items should be deducted directly, on a “dollar for dollar” basis, without discounting, since they are typically incurred at lease commencement, while rent (which is discounted) is a future receipt.

1.5 The net present value should then amortized back over the lease term at the same discount rate of 6.0% used in the present value analysis. This calculation will result in a hypothetical level or even payment, termed the “Net Equivalent Lease Rate” (or constant equivalent in general financial terms).

2.                          USE OF NET EQUIVALENT LEASE RATES FOR COMPARABLE TRANSACTIONS UNDER SECTION 2.2.2 OF THIS LEASE.

The Net Equivalent Lease Rates for the Comparable Transactions under Section 2.2.2 of this Lease shall then be used to arrive at the determination of the Fair Rental Value which shall be stated as a Net Equivalent Lease Rate applicable to the Second Option Term.

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EXHIBIT G

FORM OF LETTER OF CREDIT

(Letterhead of a money center bank
acceptable to the Landlord)

January       , 2005

443 South Raymond Owner, LLC
c/o Lexington Commercial Holdings
9350 Wilshire Boulevard, Suite 400
Beverly Hills, California 90212
Attn: Ms. Alisa Freundlich

Gentlemen:

We hereby establish our Irrevocable Letter of Credit and authorize you to draw on us at sight for the account of The Children’s Place Services Company, LLC, a Delaware limited liability company, the aggregate amount of Four Million and No/100 Dollars ($4,000,000.00).

Funds under this Letter of Credit are available to the beneficiary hereof as follows:

Any or all of the sums hereunder may be drawn down at any time and from time to time from and after the date hereof by 443 South Raymond Owner, LLC (“Beneficiary”) when accompanied by this Letter of Credit and a written statement signed by a representative of Beneficiary, certifying either that: (i) such moneys are due and owing to Beneficiary under that certain Office Lease, dated January       , 2005, between Beneficiary, as landlord, and The Children’s Place Services Company, LLC, as tenant (“Tenant”); (ii) Tenant has filed a voluntary petition for relief under any chapter of the United States Bankruptcy Code; (iii) an involuntary petition for relief has been filed against Tenant under any chapter of the United States Bankruptcy Code; (iv) Tenant has executed a general assignment for the benefit of creditors, (v) tenant has been placed in receivership in either state or federal court; or (vi) Tenant commenced a liquidation proceeding under applicable state law.

This Letter of Credit is transferable in its entirety. Should a transfer be desired, such transfer will be subject to the return to us of this advice, together with written instructions.

The amount of each draft must be endorsed on the reverse hereof by the negotiating bank.

We hereby agree with you that if drafts are presented to the [bank name] under this Letter of Credit at or prior to 11:00 a.m.            time, on a business day, and provided that such drafts presented conform to the terms and conditions of this Letter of Credit, payment shall be initiated by us in immediately available funds by our close of business on the succeeding business day. If drafts are presented to [bank name] under this Letter of Credit after 11:00 a.m.               time, on a business day, and provided that such drafts conform with the terms and conditions of this Letter of Credit, payment shall be initiated by us in immediately available funds by our close of business on the second succeeding business day. As used in this Letter of Credit, “business day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the state of California are authorized or required by law to close. If the expiration date for this Letter of Credit shall ever fall on a day which is not a business day then such expiration date shall automatically be extended to the date which is the next business day.

We hereby engage with you that drafts drawn under and in compliance with the terms and conditions of this Letter of Credit will be duly honored by us if presented at our offices located at              attention:            (or at such other office of the bank as to which you have received written notice from us by registered mail, courier service or hand delivery, as being the applicable such address) on or before the then current expiration date. We agree to notify you in writing by registered mail, courier service or hand delivery, of any change in such address.

Presentation of a drawing under this Letter of Credit may be made on or prior to the then current expiration date hereof by hand delivery, courier service, overnight mail, or facsimile.

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Presentation by facsimile transmission shall be by transmission of the above required sight draft drawn on us together with this Letter of Credit to our facsimile number, (      )                   attention: the manager, standby letter of credit department, with telephonic confirmation of our receipt of such facsimile transmission at our telephone number (      )               or to such other facsimile or telephone numbers, as to which you have received written notice from us as being the applicable such number). We agree to notify you in writing, by registered mail, courier service or hand delivery, of any change in such direction. Any facsimile presentation pursuant to this paragraph shall also state thereon that the original of such sight draft and Letter of Credit are being remitted, for delivery on the next business day, to [bank name] at the applicable address for presentment pursuant to the paragraph preceding this one.

This Letter of Credit shall expire on                       .

Notwithstanding the above expiration date of this Letter of Credit, the term of this Letter of Credit shall be automatically renewed for successive, additional one (1) year periods unless, at least sixty (60) days prior to any such date of expiration, the undersigned shall give written notice to Beneficiary, by certified mail, return receipt requested and at the address set forth above or at such other address as may be given to the undersigned by Beneficiary, that this Letter of Credit will not be renewed. (FINAL EXPIRATION DATE NOT LESS THAN 120 DAYS FOLLOWING LEASE EXPIRATION DATE)

This Letter of Credit is governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication 500.

Very truly yours,
(Name of Issuing Bank)

By:

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